EXHIBIT 10.2



    __________________________________________________________________________





                                   $60,000,000

                         SENIOR UNSECURED NOTE AGREEMENT

                            Dated as of April 12, 1995

                             BCP/ESSEX HOLDINGS INC.,
                                   as Guarantor

                                ESSEX GROUP, INC.,
                                   as Borrower

                                  CHEMICAL BANK,
                             as Administrative Agent



    __________________________________________________________________________


                                TABLE OF CONTENTS

                                                                          Page

    SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .    1
          1.1   Defined Terms . . . . . . . . . . . . . . . . . . . . . .    1

    SECTION 2.  THE TERM LOANS  . . . . . . . . . . . . . . . . . . . . .   28
          2.1   Term Loans  . . . . . . . . . . . . . . . . . . . . . . .   28
          2.2   Term Notes  . . . . . . . . . . . . . . . . . . . . . . .   28
          2.3   Procedure for Term Loan Borrowing . . . . . . . . . . . .   29
          2.4   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
          2.5   Optional Prepayments  . . . . . . . . . . . . . . . . . .   29
          2.6   Mandatory Prepayments . . . . . . . . . . . . . . . . . .   30
          2.7   Conversion and Continuation Options . . . . . . . . . . .   31
          2.8   Minimum Amounts and Maximum Number of Eurodollar
                Tranches  . . . . . . . . . . . . . . . . . . . . . . . .   31
          2.9   Interest Rates and Payment Dates  . . . . . . . . . . . .   31
          2.10  Computation of Interest and Fees  . . . . . . . . . . . .   32
          2.11  Inability to Determine Interest Rate  . . . . . . . . . .   32
          2.12  Pro Rata Treatment and Payments . . . . . . . . . . . . .   33
          2.13  Requirements of Law . . . . . . . . . . . . . . . . . . .   33
          2.14  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   35
          2.15  Indemnity . . . . . . . . . . . . . . . . . . . . . . . .   37
          2.16  Replacement Lenders . . . . . . . . . . . . . . . . . . .   38

    SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . .   38
          3.1   Financial Condition . . . . . . . . . . . . . . . . . . .   38
          3.2   No Change . . . . . . . . . . . . . . . . . . . . . . . .   39
          3.3   Corporate Existence; Compliance with Law  . . . . . . . .   40
          3.4   Corporate Power; Authorization; Enforceable Obligations .   40
          3.5   No Legal Bar  . . . . . . . . . . . . . . . . . . . . . .   40
          3.6   No Material Litigation  . . . . . . . . . . . . . . . . .   40
          3.7   No Default  . . . . . . . . . . . . . . . . . . . . . . .   41
          3.8   No Burdensome Restrictions  . . . . . . . . . . . . . . .   41
          3.9   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          3.10  Federal Regulations . . . . . . . . . . . . . . . . . . .   41
          3.11  Labor Matters . . . . . . . . . . . . . . . . . . . . . .   41
          3.12  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          3.13  Investment Company Act; Other Regulations . . . . . . . .   42
          3.14  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .   42
          3.15  Purpose of Term Loans . . . . . . . . . . . . . . . . . .   42
          3.16  Environmental Matters . . . . . . . . . . . . . . . . . .   42
          3.17  Accuracy of Information . . . . . . . . . . . . . . . . .   43
          3.18  Solvency  . . . . . . . . . . . . . . . . . . . . . . . .   44
          3.19  Insurance . . . . . . . . . . . . . . . . . . . . . . . .   44

    SECTION 4.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . .   44
          4.1   Conditions to Effectiveness . . . . . . . . . . . . . . .   44
          4.2   Conditions to Term Loans  . . . . . . . . . . . . . . . .   45

    SECTION 5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . .   46
          5.1   Financial Statements  . . . . . . . . . . . . . . . . . .   46
          5.2   Certificates; Other Information . . . . . . . . . . . . .   47
          5.3   Payment of Obligations  . . . . . . . . . . . . . . . . .   48
          5.4   Conduct of Business and Maintenance of Existence  . . . .   48
          5.5   Maintenance of Property; Insurance  . . . . . . . . . . .   48
          5.6   Inspection of Property; Books and Records; Discussions  .   48

                                       (i)


                                                                          Page

          5.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . .   48
          5.8   Environmental Laws  . . . . . . . . . . . . . . . . . . .   49
          5.9   Holdings Merger . . . . . . . . . . . . . . . . . . . . .   50

    SECTION 6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . .   51
          6.1   Financial Condition Covenants . . . . . . . . . . . . . .   51
          6.2   Limitation on Secured Debt  . . . . . . . . . . . . . . .   51
          6.3   Limitation on Sale/Leaseback Transactions . . . . . . . .   53
          6.4   Limitation on Company Debt  . . . . . . . . . . . . . . .   53
          6.5   Limitation on Debt and Preferred Stock of Subsidiaries  .   55
          6.6   Limitation on Restricted Payments . . . . . . . . . . . .   56
          6.7   Limitation on Restrictions on Distributions from
                Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .   60
          6.8   Limitation on Sales of Assets and Subsidiary Stock  . . .   61
          6.9   Limitation on Transactions with Affiliates  . . . . . . .   64
          6.10  Change of Control . . . . . . . . . . . . . . . . . . . .   65
          6.11  Mergers and Consolidations  . . . . . . . . . . . . . . .   66
          6.12  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .   67

    SECTION 7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . .   67

    SECTION 8.  THE ADMINISTRATIVE AGENT  . . . . . . . . . . . . . . . .   69
          8.1   Appointment . . . . . . . . . . . . . . . . . . . . . . .   69
          8.2   Delegation of Duties  . . . . . . . . . . . . . . . . . .   69
          8.3   Exculpatory Provisions  . . . . . . . . . . . . . . . . .   69
          8.4   Reliance by Administrative Agent  . . . . . . . . . . . .   70
          8.5   Notice of Default . . . . . . . . . . . . . . . . . . . .   70
          8.6   Non-Reliance on Administrative Agent and Other Lenders  .   70
          8.7   Indemnification . . . . . . . . . . . . . . . . . . . . .   71
          8.8   Administrative Agent in Its Individual Capacity . . . . .   71
          8.9   Successor Administrative Agent  . . . . . . . . . . . . .   71

    SECTION 9.  GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . .   72
          9.1   Guarantee . . . . . . . . . . . . . . . . . . . . . . . .   72
          9.2   No Subrogation, Contribution, Reimbursement or Indemnity    72
          9.3   Amendments, etc. with respect to the Obligations  . . . .   73
          9.4   Guarantee Absolute and Unconditional  . . . . . . . . . .   73
          9.5   Reinstatement . . . . . . . . . . . . . . . . . . . . . .   74
          9.6   Payments  . . . . . . . . . . . . . . . . . . . . . . . .   74

    SECTION 10.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .   74
          10.1  Amendments and Waivers  . . . . . . . . . . . . . . . . .   74
          10.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . .   75
          10.3  No Waiver; Cumulative Remedies  . . . . . . . . . . . . .   76
          10.4  Survival of Representations and Warranties  . . . . . . .   76
          10.5  Payment of Expenses and Taxes . . . . . . . . . . . . . .   76
          10.6  Successors and Assigns; Assignments and Participations  .   77
          10.7  Adjustments; Setoff . . . . . . . . . . . . . . . . . . .   80
          10.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . .   81
          10.9  Severability  . . . . . . . . . . . . . . . . . . . . . .   81
          10.10 INTEGRATION . . . . . . . . . . . . . . . . . . . . . . .   81
          10.11 GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . .   81
          10.12 Submission To Jurisdiction; Waivers . . . . . . . . . . .   82
          10.13 Acknowledgements  . . . . . . . . . . . . . . . . . . . .   82
          10.14 WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . . . . .   82
          10.15 Confidentiality . . . . . . . . . . . . . . . . . . . . .   83

                                       (ii)


                                                                          Page

    SCHEDULES:

    1.1         Term Loan Commitments, Addresses
    3.1(b)      Liabilities, etc.
    3.5         Legal Bar
    3.14        Subsidiaries
    6.9         Agreements with Affiliates


    EXHIBITS:

    A           Term Note
    B           Closing Certificate
    C-1         Opinion of Cravath, Swaine & Moore
    C-2         General Counsel Opinion
    D           Assignment and Acceptance
    E           Confidentiality Letter
    F           Compliance Certificate







































                                      (iii)





          SENIOR UNSECURED NOTE AGREEMENT, dated as of April 12, 1995, among BCP/ESSEX HOLDINGS INC., a Delaware corporation ("Holdings"), ESSEX GROUP, INC., a Michigan corporation (the "Company"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as administrative agent for the Lenders hereunder.

                              PRELIMINARY STATEMENT:

          The Company has requested that the Lenders make Term Loans (as hereinafter defined) to the Company, the proceeds of which shall be used
    (a) to pay a dividend to Holdings to finance the repurchase or redemption of all or a portion of its 16% Debentures (as hereinafter defined) in accordance with the terms hereof and (b) to pay reasonable fees and expenses in connection with the transactions contemplated hereby.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                "ABR Term Loans": Term Loans the rate of interest applicable to which is based upon the Alternate Base Rate.

                "Acquisitions": (a) the acquisition of the Company by MS/Essex Holdings Inc. in 1988 and the financing thereof and (b) the acquisition of the Company by B E Acquisition Corporation in 1992 through its merger with and into MS/Essex Holdings Inc., and the financing thereof.

                "Adjusted Net Cash Proceeds":  with respect to any Issuance or sale of Capital Stock, the cash proceeds of such Issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such Issuance or sale and net of taxes paid or payable as a result thereof.

                "Administrative Agent": Chemical Bank, together with its affiliates, as the arranger of the Term Loans and as administrative agent for the Lenders under this Agreement and the other Term Loan Documents.

                "Affiliate":   as to  any Person, (a) any  other Person which,
          directly or indirectly, is  in control  of, is controlled  by or  is under  common control with,  such specified Person or  (b) any other
          Person who is a  director or officer (A)  of such specified  Person,
          (B) of any subsidiary of such specified Person or  (C) of any Person described in  clause (a)  above.  For purposes  of this  definition, control of a Person  means the power, direct  or indirect, to direct or cause the direction of the management and policies of such Person whether  by contract or  otherwise; and the terms  "controlling" and
          "controlled"  have  meanings  correlative  to  the  foregoing.   For
          purposes  of Section  6.9, shareholders  and Affiliates of  BSC that would not be Affiliates of the Company other than by reason of being
          shareholders  or  Affiliates  of  BSC   and  that  neither  in  fact
          participate in the management of  any of BSC, BH or the Company, nor are controlled by BSC, BH, the Company,  or any of their  respective
          Affiliates who in fact participate in the management of any  of BSC,
          BH  or the  Company, shall  not be  deemed to  be Affiliates  of the
          Company.

                "Agreement":    this  Senior  Unsecured  Note  Agreement,   as
          amended, supplemented or otherwise modified from time to time.

                "Alternate Base Rate":  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus  1% and (c) the Federal Funds Effective Rate
          in effect on such day plus 1/2 of 1%.   For purposes hereof:  "Prime
          Rate" shall mean  the rate of interest per annum  publicly announced from time to  time by Chemical  as its prime  rate in effect  at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii)
          a  fraction, the  numerator of which is  one and  the denominator of which is one minus the C/D Reserve Percentage and (b) the Assessment
          Rate; "Three-Month Secondary  CD Rate" shall mean, for any  day, the secondary  market  rate  for  three-month  certificates  of  deposit reported as being in effect on  such day (or, if such day shall  not be a  Business Day, the next  preceding Business  Day) by the  Board through the public information telephone line of the Federal Reserve
          Bank of  New York (which rate  will, under the current  practices of the  Board,  be published  in  Federal  Reserve  Statistical Release
          H.15(519)  during the  week following  such day),  or, if  such rate shall not be so reported on such day or such next preceding Business
          Day, the  average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received  at approximately 10:00  A.M., New York City  time, on such day (or,  if  such day  shall not  be a  Business Day,  on the  next preceding Business Day)  by the Administrative Agent from  three New
          York City  negotiable certificate  of deposit  dealers of recognized standing selected by  it; and  "Federal Funds Effective  Rate" shall mean, for  any day, the weighted  average of the rates  on overnight
          Federal  funds  transactions with  members  of  the  Federal Reserve
          System arranged by  federal funds brokers, as published on  the next succeeding Business Day by the Federal Reserve Bank of New York, or,
          if  such rate is  not so published  for any day which  is a Business
          Day, the average of the quotations for the day of such  transactions received  by  the  Administrative  Agent  from  three federal  funds brokers of  recognized standing selected  by it.  If  for any reason the Administrative Agent shall have  determined (which determination shall  be conclusive  absent manifest  error) that  it is  unable to ascertain the  Base CD Rate or the Federal Funds  Effective Rate, or
          both,  for any  reason, including  the inability  or failure  of the
          Administrative Agent  to obtain sufficient quotations  in accordance with the terms  hereof, the Alternate Base Rate shall  be determined without regard to clause (b) or (c), or both,  of the first sentence of this  definition, as appropriate,  until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate

          Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Reserve Percentage, the Assessment Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the C/D Reserve Percentage, the Assessment Rate or the Federal Funds Effective Rate, respectively.

                "Assessment Rate": for any day, as applied to any ABR Term Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

                "Asset Disposition": any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than (i) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary, (ii) a cash contribution by the Company or a Wholly Owned Subsidiary to a Wholly Owned Subsidiary or a Person which will become a Wholly Owned Subsidiary as a result of such cash contribution, (iii) a disposition of property or assets in the ordinary course of business, (iv) a disposition which constitutes a Restricted Payment,
          (v) a disposition which constitutes a Sale/Leaseback Transaction (other than a Sale/ Leaseback Transaction to the extent deemed an Asset Disposition pursuant to Section 6.3(ii)), (vi) a disposition subject to Section 6.11 and (vii) a disposition by the Company of idle property or assets relating to the Company's facilities in Bennetsville, South Carolina, Newmarket, New Hampshire, Syracuse, New York and Houston, Texas.

                "Assignment and Acceptance": an Assignment and Acceptance entered into by a Lender and an assignee, and consented to by the Administrative Agent and the Company, substantially in the form of Exhibit D.

                "Attributable Debt": in respect of a Sale/Leaseback Transaction, as at the time of determination, the present value (discounted at 10% compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                "Average Life":  as of the date of determination, with respect to  any Debt or  Preferred Stock, the quotient  obtained by dividing
          (i) the sum of the products of the numbers of years from the date of determination to  the dates  of each  successive scheduled principal payment of such  Debt or redemption or similar payment  with respect
          to such Preferred Stock multiplied by the amount of such payment  by
          (ii) the sum of all such payments.

                "Bank Debt": any and all amounts payable under or in respect of the Credit Agreement or a commercial financing arrangement (and any other agreement or agreements which refinances or replaces the Credit Agreement or a commercial financing arrangement in whole or in part), as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that the principal amount of all Debt payable under or in respect of the Credit Agreement or a commercial financing arrangement (and such other agreement or agreements) shall not exceed the sum of the amount of Debt permitted to be Issued by the Company and its Subsidiaries pursuant to Sections 6.4 and 6.5.

                "BH":  Bessemer Holdings, L.P.

                "Bessemer":   Bessemer  Partners &  Co., BH  and any  of their
          Affiliates.

                "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                "Board of Directors":   the Board of Directors of  the Company
          or any committee thereof duly authorized to act on behalf of such Board.

                "BSC":  Bessemer Securities Corporation.

                "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Term Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                "Capital  Lease  Financing  Facility":   any  lease  financing
          facility entered into on or about the Effective Date by the Company or any of its Subsidiaries.

                "Capital Lease Obligations": as to any Person, any obligation which is required to be classified and accounted for as a capital lease on the face of a balance-sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee pursuant to the terms of the lease without payment of a penalty.

                "Capital  Stock":   any and all  shares, interests,  rights to
          purchase, warrants, options, participations or  other equivalents of
          or interests in  (however designated) corporate stock, including any
          Preferred Stock.

                "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;
          (b) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, bankers acceptances and repurchase agreements having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within six months from the date of acquisition.

                "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity approximately equal to three months and in an amount of $100,000 or more.

                "Change of Control" means the occurrence of any of the following events:

                (i) prior to the initial Public Equity Offering Consummation Date with respect to an offering of common stock, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, or have the absolute power to direct the vote of, with respect to the election of directors of Holdings or the Company, shares of Capital Stock entitled to cast more than the greater of (x) 25% or (y) the Original Group Percentage of the votes entitled to be cast with respect to the election of directors of Holdings or the Company, as the case may be. The "Original Group Percentage" shall mean, as of any date of determination, the percentage of the votes entitled to be cast with respect to the election of directors of Holdings or the Company, as the case may be, by the Permitted Holders and by Persons who have agreed to vote as directed by Bessemer with respect to the election of such directors and, for purposes of the calculation, any shares of common stock Issuable upon exercise of the Warrants shall be deemed to be issued and outstanding;

                (ii)    subsequent  to  the  initial  Public  Equity  Offering
          Consummation Date with  respect to an offering of common  stock, any

          "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), any Person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such Person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

                (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors elected by such Board of Directors or nominated for election by the shareholders of the Company by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

                "Chemical":  Chemical Bank, a New York banking corporation.

                "Code":   the Internal  Revenue Code of 1986,  as amended from
          time to time.

                "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Term Loan Commitments then constituted by such Lender's Term Loan Commitment.

                "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
          Section 414(b) or (c) of the Code.

                "Confidential  Information":      written   information   that
          Holdings, the  Company, any of their Subsidiaries  or Affiliates, or
          any   of   their  authorized   representatives   furnishes   to  the
          Administrative Agent  or any  Lender on a  confidential basis, other than any such information  that becomes  generally available to  the public other  than as a  result of  a breach  by the  Administrative
          Agent  or  any Lender  of its  obligations hereunder  or that  is or becomes available to the Administrative Agent or such Lender from  a
          source other than  Holdings, the Company, any of  their Subsidiaries or Affiliates,  or any of their  authorized representatives and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto.

                "Confidential  Information  Memorandum":     the  Confidential
          Information Memorandum dated March 1995 and furnished to the Lenders.

                "Consolidated Adjusted Net Income": for any period, the net income (or net loss) of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Adjusted Net
          Income:

                (i) any net income of any Person if such Person is not a Subsidiary, except that:

                      (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Adjusted Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below), and

                      (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Adjusted Net Income;

                (ii) any net income of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that:

                      (A) the Company's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Adjusted Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause),

                      (B) the Company's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Adjusted Net Income and

                      (C)   the Company's equity  in a  net loss  of any  such
                Person that is a Non-Recourse Subsidiary for such period shall be  included  in determining  such  Consolidated  Adjusted Net

                Income to the extent of any cash actually contributed, lent or
                transferred  by   the  Company  or   any  Subsidiary  to  such
                Non-Recourse Subsidiary in such period;

                (iv)    any  gain or  loss  realized upon  the  sale  or other
          disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                (v)    the  cumulative  effect  of  a   change  in  accounting
          principles;

                (vi) amortization of goodwill and financing costs arising in connection with the Acquisitions; and

                (vii) the increase in depreciation due to the write-up in book values for tangible assets in connection with the Acquisitions over the depreciation in respect of those tangible assets which would have been charged against income had the write-up not occurred.

                "Consolidated Adjusted Net Worth": of any Person, the total amounts shown on the balance sheet of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as

                (i) the par or stated value of all outstanding Capital Stock of such Person plus

                (ii) paid-in capital or capital surplus relating to such Capital Stock plus

                (iii)  any retained earnings or earned surplus less

                      (A)  any accumulated deficit and

                      (B)  any amounts attributable to Redeemable Stock plus

                (iv)  non-cash charges related to acquisitions.

                "Consolidated Capital  Expenditures":   for  any  period,  any
          expenditures (whether  paid in  cash or  accrued as  liabilities and
          including  Capital  Lease   Obligations)  of  the  Company  and  its
          Subsidiaries the amount of which, in conformity with GAAP, would  be capitalized on a  consolidated balance sheet of the Company  and its
          Subsidiaries.
                "Consolidated  Current Assets":   as  a particular  date, with
          respect  to  any  Person,  all  amounts (other  than  cash  and Cash
          Equivalents)  which would,  in conformity  with GAAP,  be set  forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries  at
          such  date, plus  the  amount of  the LIFO  reserve applied  to such
          Person's inventory as of such date.

                "Consolidated Current Liabilities": at a particular date, with respect to any Person, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of such Person and its Subsidiaries and
          (b) without duplication of clause (a) above, all Debt consisting of revolving credit loans under the Credit Agreement to the extent otherwise included therein.

                "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Term Loans), (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (v) other non-cash charges (including changes in inventory valuations) and
          (vi) any extraordinary expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and minus, without duplication and to the extent reflected as a credit in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) total cash interest income of such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

                "Consolidated  EBITDA Coverage  Ratio":    as of  any  date of
          determination means the ratio of (i) the aggregate amount of  EBITDA for the Reference Period to  (ii) Consolidated Interest Expense  for
          such Reference Period; provided, however, that (1) if the Company or any Subsidiary  has Issued  any  Debt since  the beginning  of  such period that remains outstanding or if the transaction giving rise to the need to  calculate the Consolidated EBITDA Coverage Ratio  is an
          Issuance of Debt, or both, EBITDA and Consolidated  Interest Expense for such  period shall be  calculated after  giving effect on a  pro forma basis  to such Debt  as if  such Debt  had been Issued on  the first day  of such period and  to the  discharge of  any other  Debt repaid,  repurchased,  defeased  or  otherwise  discharged with  the proceeds of such new  Debt as if such discharge had occurred  on the first  day of  such  period, (2)  if,  since the  beginning of  such period,  the Company  or any  Subsidiary shall  have made  any Asset
          Disposition, the  EBITDA for  such  period shall  be reduced  by  an amount equal  to the EBITDA (if  positive) directly  attributable to the assets which are the subject of such Asset  Disposition for such period, or increased by an amount equal to the EBITDA (if negative),
          directly  attributable thereto  for  such  period  and  Consolidated
          Interest Expense for such period shall be reduced by an amount equal to the  Consolidated Interest  Expense directly  attributable to any
          Debt of the Company or any Subsidiary  repaid, repurchased, defeased or  otherwise  discharged  with  respect  to  the  Company  and  its continuing  Subsidiaries in connection  with such  Asset Disposition for such period (or, if  the Capital Stock of any Subsidiary is sold or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable  to the Debt of such Subsidiary  to the extent  the Company  and its  continuing Subsidiaries are  no longer liable  for such Debt after such sale or  other disposition) and (3)
          if,  since  the  beginning  of  such  period,  the  Company  or  any
          Subsidiary (by merger or otherwise) shall have made an Investment in any  Subsidiary (or  any person  which becomes  a Subsidiary)  or an acquisition of assets, including any acquisition of assets occurring in  connection with a  transaction causing a calculation  to be made
          hereunder,  which  constitutes   all  or  substantially  all  of  an
          operating  unit  of a  business,  EBITDA  and  Consolidated Interest
          Expense for such  period shall be calculated after giving  pro forma effect thereto  (including the  Issuance  of any  Debt) as  if  such
          Investment or acquisition occurred on the first day of such  period.
          For purposes of this definition, whenever pro forma effect  is to be given to an acquisition of assets, the amount of income or  earnings relating thereto,  and the  amount of  Consolidated Interest Expense associated with  any Debt  Issued in  connection therewith,  the pro
          forma  calculations  shall  be   determined  in  good  faith   by  a
          responsible financial or accounting officer of the Company.  If  any
          Debt bears a floating rate  of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the  date of determination had been the applicable rate for the entire period.

                "Consolidated Interest Expense": for any period, interest expense of the Company and its Subsidiaries (including amortization of original issue discount or non-cash interest payments or accruals and the interest component of capital leases but excluding the amortization of debt Issuance costs), plus cash dividends paid on any Preferred Stock of the Company and cash and non-cash dividends paid on any Preferred Stock of any Subsidiary; provided, however, that for purposes of calculating the Consolidated EBITDA Coverage Ratio in Section 6.4(a) and Section 6.11, Consolidated Interest Expense shall include distributions made to Holdings pursuant to
          Section 6.6(b)(vii) which are used, directly or indirectly, to pay cash interest on the 16% Debentures.

                "Consolidated Net Cash  Interest Expense":  for any  period as to  any Person,  (a)  total  cash interest  expense  (including that attributable to Capital  Lease Obligations)  of such Person  and its consolidated  Subsidiaries  for  such  period  with  respect to  all
          outstanding  Indebtedness  of  such  Person  and   its  consolidated
          Subsidiaries,  including,  without   limitation,  all   commissions,
          discounts and other fees and charges owed with respect to letters of credit (including  participation fees  but  excluding fronting  fees payable solely  to the  issuer of  any such  letter of  credit)  and bankers'  acceptance financing  and  net costs  under  Interest Rate
          Protection Agreements  (which net  costs may  be allocated  over the
          term  of  any  Interest  Rate Protection  Agreement  in  any  manner reasonably deemed  appropriate by the Company)  minus (b) total cash interest income of such Person and its consolidated Subsidiaries for such  period, in  each case  determined on  a consolidated  basis in accordance with GAAP.

                "Consolidated Net Income": for any period as to any Person, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any other Person (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person or such Subsidiary in the form of dividends or similar distributions.

                "Consolidated Net Tangible Assets": the total assets shown on the balance sheet of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of any date selected by the Company not more than 90 days prior to the taking of any action for the purpose of which the determination is being made less: (i) all current liabilities and minority interests and (ii) goodwill and other intangibles.

                "Consolidated Net Worth": of any Person means, at any date, the excess of total assets of such Person and its consolidated Subsidiaries over total liabilities of such Person and its consolidated Subsidiaries on such date.

                "Consolidated Working  Capital":   the excess  of Consolidated
          Current Assets over Consolidated Current Liabilities.

                "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Credit Agreement":   the Company's credit  agreement existing
          as of the Effective Date and replacements or extensions thereof.

                "Debt":  of any Person, without duplication,

                (i)  the principal of and premium (if any) in respect of

                      (A)  indebtedness of such Person for money borrowed and

                      (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                (ii)  all Capital Lease Obligations of such Person;

                (iii)  all  obligations of such Person Issued as  the deferred purchase price of property, all conditional sale obligations of such
          Person and all obligations of such Person under any title  retention
          agreement  (but  excluding trade  accounts  payable  arising  in the ordinary course of business);

                (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock;

                (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable as obligor or guarantor;

                (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                (viii)    all  obligations  under  Interest  Rate   Protection
          Agreements, foreign currency hedges and similar agreements.

                "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                "Dollars" and "$":   dollars in lawful currency of  the United
          States of America.

                "EBITDA": for any period, Consolidated Adjusted Net Income for such period plus (to the extent deducted in calculating such Consolidated Adjusted Net Income) Consolidated Interest Expense for such period, income taxes, depreciation expenses, amortization expense and other non-cash charges (including changes in inventory valuation) for such period (but, as to all of the foregoing, without giving any effect to any extraordinary gain or loss).

                "Effective Date": the date on which the conditions specified in Section 4.1 shall have been satisfied.

                "Environmental Claim":  any written notice of any Governmental
          Authority alleging potential liability for damage to the environment or by  any Person alleging potential  liability for  personal injury
          (including sickness,  disease or  death), in  either case, resulting
          from  or   based  upon  (a)  the   presence  or  Release  (including
          intentional and  unintentional, negligent  and non-negligent, sudden or non-sudden, accidental or  non-accidental leaks or spills) of any
          Hazardous Material at, in  or from property, whether or not owned or leased by Holdings, the Company  or any of its  Subsidiaries, or (b)
          any  other circumstances  forming  the basis  of any  violation,  or alleged violation, of any Environmental Law.

                "Environmental Laws": any and all foreign, federal, state, local and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment as now or may at any time hereafter be in effect.

                "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Term Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Term Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be designated by the Administrative Agent or, if so specified by the Administrative Agent, the rate per annum (rounded upward to the nearest 1/16th of 1%) equal to the rate notified to the Administrative Agent by Chemical as the rate at which Chemical offers Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Term Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Term Loan to be outstanding during such Interest Period.

                "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Term Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                               Eurodollar Base Rate
                               --------------------
                     1.00 - Eurocurrency Reserve Requirements

                "Eurodollar  Term  Loans":   Term Loans  the rate  of interest
          applicable to which is based upon the Eurodollar Rate.

                "Eurodollar Tranche": the collective reference to Eurodollar Term Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date.

                "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                "Excess Cash Flow": for any fiscal year of the Company, the excess of (a) the sum, without duplication, of (i) Consolidated Net Income of the Company for such fiscal year, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) the amount of returned surplus assets of any Plan during such fiscal year to the extent not included in arriving at such Consolidated Net Income, (iv) decreases in Consolidated Working Capital of the Company for such fiscal year, and (v) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Company and its Subsidiaries during such fiscal year (other than sales of Inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such fiscal year on account of Consolidated Capital Expenditures and Investment Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all payments or prepayments of the Term Loans during such fiscal year pursuant to Section 2.2 or 2.5 and the aggregate principal amount of all prepayments of revolving credit loans pursuant to the Credit Agreement to the extent accompanied by a reduction in the commitments thereunder, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including payments of Capital Lease Obligations of the Company or any of its Subsidiaries (other than any portion thereof allocable to cash interest expense) made during such fiscal year) of the Company and its Subsidiaries made during such fiscal year (other than under this Agreement), (v) increases in Consolidated Working Capital of the Company for such fiscal year, and (vi) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Company and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                "Excess Cash Flow Application  Date":   as defined in  Section
          2.6(a).

                "Exchange  Act":   the  Securities  Exchange Act  of 1934,  as
                amended.

                "Exchange Debentures": the debentures which may be issued by Holdings in exchange for the Preferred Stock. As used in this definition, "Preferred Stock" shall mean the Series A Cumulative Redeemable Exchangeable Preferred Stock of Holdings.

                "Final Maturity Date":  May 15, 2000.

                "Foreign Subsidiary": a subsidiary that is incorporated in a jurisdiction other than the United States or a State or territory thereof or the District of Columbia and has a substantial portion of its property, plant and equipment in a jurisdiction other than in the United States or a State or territory thereof or the District of Columbia.

                "Funded Debt": as to any Person, all Indebtedness of such Person (including Capital Lease Obligations but excluding Indebtedness consisting of letters of credit) that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Company, Indebtedness in respect of the Term Loans.

                "GAAP":  generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, as in effect from time to time. For the purpose of certain calculations hereunder, GAAP shall be modified in the manner described in Section 1.2(e).

                "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (and, in the case of references to "Governmental Authority" in Section 2, the National Association of Insurance Commissioners).

                "Guarantee Obligation":   as to  any Person (the "guaranteeing
          person"),  any obligation  of  (a) the  guaranteeing person  or  (b)
          another Person  (including, without  limitation, any  bank under any letter of credit)  to induce the creation of which  the guaranteeing person  has  issued  a  reimbursement,  counterindemnity  or similar obligation, in  either case  guaranteeing or  in effect guaranteeing any  Indebtedness,  leases,  dividends  or  other  obligations  (the
          "primary  obligations")  of any  other  third  Person  (the "primary
          obligor") in any  manner, whether directly or indirectly, including, without  limitation,  any  obligation  of  the guaranteeing  person, whether  or  not  contingent,  (i)  to  purchase  any  such  primary obligation or any  property constituting direct or indirect security therefor, (ii)  to advance or supply  funds (1) for  the purchase or payment  of any such  primary obligation or (2)  to maintain working capital or  equity capital  of the primary obligor  or otherwise  to maintain the net worth  or solvency of the primary obligor, (iii) to purchase property, securities  or services primarily for the purpose of assuring the owner of any such  primary obligation of the ability of the primary obligor to make payment of such primary obligation or
          (iv) otherwise  to assure  or hold  harmless the owner  of any  such primary  obligation  against  loss  in  respect  thereof;  provided, however,  that  the  term  Guarantee  Obligation  shall not  include endorsements  of  instruments  for  deposit  or  collection  in  the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal  to the  stated or determinable amount  of the  primary obligation in respect of which such Guarantee Obligation is made and
          (y) the  maximum amount  for which such guaranteeing  person may  be liable pursuant  to  the terms  of  the  instrument  embodying  such
          Guarantee Obligation, unless such primary obligation and the maximum amount  for which  such guaranteeing  person may  be liable  are not stated or determinable,  in which case the amount of  such Guarantee
          Obligation shall be  such guaranteeing  person's maximum  reasonably anticipated  liability  in  respect  thereof  as  determined by  the
          Company in good faith.

                "Hazardous Materials": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

                "Holdings": BCP/Essex Holdings Inc. or any successor thereto (including, without limitation, New Holdings).

                "Holdings Common  Equity Offering":   any  primary offering or
          sale (public or private) of shares of, or rights to purchase, common stock of Holdings.

                "Indebtedness":     of  any   Person  at   any  date,  without
          duplication, (a) all indebtedness of such Person for borrowed money,
          (b) all obligations  of such Person for the deferred  purchase price of  property or services  (other than trade payables  not overdue by more than 60  days incurred in the  ordinary course of such Person's business), (c) all  obligations of  such Person evidenced  by notes, bonds, debentures or other similar instruments, (d) all indebtedness created  or  arising  under any  conditional  sale  or  other  title retention agreement with respect to property acquired by such Person
          (even though the  rights and remedies of  the seller or lender under such agreement in  the event of default are limited  to repossession or sale of such property), (e) all Capital Lease Obligations of such
          Person, (f) all obligations, contingent or otherwise, of such Person as  an account party  under acceptance, letter of  credit or similar
          facilities,  (g) all obligations of such Person to purchase, redeem, retire  or otherwise  acquire for  value any  Capital Stock  of such
          Person  or any warrants,  rights or options to  acquire such Capital
          Stock,  (h) all Guarantee  Obligations of such Person  in respect of
          Indebtedness of  any other Person and (i)  all Indebtedness referred to in  clauses (a) through (g)  above secured by  (or for  which the holder of  such Indebtedness  has an  existing right,  contingent or otherwise,  to be  secured  by) any  Lien  on  property  (including, without  limitation, accounts  and  contract rights)  owned  by such
          Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                "Insolvency":   with  respect to  any Multiemployer  Plan, the
          condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                "Insolvent":  pertaining to a condition of Insolvency.

                "Interest Coverage Ratio": the ratio of (i) Consolidated EBITDA of Holdings for the relevant Interest Coverage Test Period to
          (ii) Consolidated Net Cash Interest Expense of Holdings for such Interest Coverage Test Period. In calculating Consolidated Net Cash Interest Expense pursuant to this definition after May 15, 1995, in the case of the 16% Debentures, the amount of interest paid thereon for the relevant period shall be the amount of interest accrued during and allocable to such period and not the amount of interest actually paid during such period.

                "Interest  Coverage   Test  Period":    as   of  any  date  of
          determination, the period of four consecutive fiscal quarters of Holdings ending on such date.

                "Interest Payment Date": (a) as to any ABR Term Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and (b) as to any Eurodollar Term Loan, the last day of the related Interest Period or, in the case of any Eurodollar Term Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                "Interest Period":  with respect to any Eurodollar Term Loan:

                (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Term Loan and ending one, two, three or six months thereafter (or, if deposits of such duration are available to all Lenders and all Lenders consent thereto, ending nine or twelve months thereafter), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (b)   thereafter, each  period commencing  on the  last day of
          the  next preceding  Interest Period  applicable to  such Eurodollar
          Term Loan and ending one, two,  three or six months  thereafter (or, if deposits of  such duration are available  to all Lenders  and all
          Lenders consent  thereto, ending nine  or twelve months thereafter),
          as   selected  by   the  Company   by  irrevocable  notice   to  the
          Administrative Agent not less than three Business Days prior to  the last day of the then current Interest Period with respect thereto;

          provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (1) if any Interest Period would otherwise end on a  day
                that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (2) no Interest Period shall extend beyond the Final Maturity Date;

                      (3) any Interest Period that begins on the last Business
                Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (4) the  Company shall select Interest Periods so as not
                to require a payment or prepayment of any Eurodollar Term Loan during an Interest Period for such Term Loan.

                "Interest Rate Protection Agreement": any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates.

                "Investment" in any Person, collectively, any direct or indirect loan, advance or other extension of credit (including by way of guarantee or similar arrangement), or capital contribution to, or any acquisition of Capital Stock, securities or Debt, of, any other person. For the purposes of Section 6.6, (i) "Investment"
          shall  include  the  fair market  value  of the  net  assets  of any
          Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary, (ii) the fair market value of the net assets of any Non-Recourse Subsidiary that is designated a Subsidiary shall be deducted from the aggregate amount of Investments in computing the net amount of Investments and (iii) any property transferred to or from a Non-Recourse Subsidiary shall be valued at fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

                "Investment Expenditures": the cost or principal amount, as the case may be, of any capital contribution to, acquisition of a business (whether through the purchase of Capital Stock or assets) of, or other similar investment in, any Person; provided that if any such investment is made by the contribution of assets to another Person, such assets shall, for the purpose of determining the cost of such investment, be valued at fair market value.

                "Investment  Grade Debt":    Debt  rated in  one of  the  four
          highest generic categories by a nationally recognized credit rating agency.

                "Issue": issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Issued by such Subsidiary at the time it becomes a Subsidiary. For purposes of this definition, the terms "Issuing," "Issuer," "Issuance" and "Issued" have meanings correlative to the foregoing.

                "Lien":    any mortgage,  pledge,  security  interest, deposit
          arrangement, conditional sale or other title retention agreement or other similar lien.

                "Loan Parties: the collective reference to Holdings and the Company.

                "Management  Agreements":     the  several  Management   Stock
          Subscription Agreements, Management Option Continuation Agreements, Management Stockholders and Registration Rights Agreements, Stock Option Agreements and Amended and Restated Stock Option Agreements among Holdings, the Company, several employees of the Company and its Subsidiaries and, in the case of the Management Stockholders and Registration Rights Agreements, BH (as successor in interest to Bessemer Capital Partners), in each case as in effect on the Effective Date or from time to time thereafter. For purposes of this Agreement, "Management Agreements" shall be deemed to include any agreements entered into after the Effective Date by Holdings with any officer or employee of Holdings, the Company or any of its Subsidiaries in connection with the purchase of common stock of Holdings or options to purchase such common stock, so long as such agreements contain provisions concerning the repurchase by Holdings of its common stock or options with respect thereto which are no less favorable to Holdings than, and otherwise substantially identical to, those contained in the Management Agreements referred to in the preceding sentence.

                "Material Adverse  Effect":  a material adverse  effect on (a)
          the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Holdings, the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any other Loan Party to perform its obligations under this Agreement or any of the other Term Loan Documents, or (c) the validity or enforceability of this Agreement or any of the other Term Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                "Net  Available  Cash":    from  an  Asset  Disposition,  cash
          payments  as and when  received (including any cash  payments as and when received by way of deferred payment of principal pursuant to  a
          note  or installment receivable  or otherwise, but only  as and when received, but excluding any other consideration received in the form of assumption by  the acquiring Person of Debt or  other obligations relating to  such properties  or  assets or  received in  any  other non-cash form) therefrom, in each case net  of (i) all legal,  title and recording  tax expenses, commissions and other fees and expenses incurred,  and all  Federal,  state, provincial,  foreign  and local taxes paid or required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any
          Debt  which  is  secured  by  any  assets  subject  to  such   Asset
          Disposition, in accordance with the terms of any Lien  upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such
          Asset  Disposition,  or  by  applicable  law be  repaid  out  of the proceeds from  such Asset  Disposition, (iii)  all distributions and other payments required  to be made to minority interest  holders in
          Subsidiaries or joint ventures as a result of such Asset Disposition and (iv)  appropriate amounts  to  be provided  by the  seller as  a reserve, in accordance with GAAP, against any liabilities associated with the assets  disposed of in such Asset Disposition  and retained by the Company or any Subsidiary after such Asset Disposition.

                "Net Cash Proceeds": in connection with any issuance or sale by any Person of equity securities, the cash proceeds received by such Person from such issuance, net of investment banking fees, reasonable and documented attorneys' fees, accountants' fees, underwriting discounts and commissions and other customary fees actually incurred in connection therewith.

                "New Holdings":   as defined in Section 5.9.

                "New Subsidiary":     a Subsidiary that has  not acquired  any
          assets (other than cash) at any time directly or indirectly from the Company or any Subsidiary.

                "Non-Recourse Debt": Debt or that portion of Debt (a) as to which neither the Company nor its Subsidiaries (other than a Non-Recourse Subsidiary) (i) provides credit support (including any undertaking, agreement or instrument which would constitute Debt);
          (ii) is directly or indirectly liable; or (iii) constitutes the lender and (b) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Subsidiary (other than a Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                "Non-Recourse Subsidiary":   any Subsidiary  which the Company
          by  resolution  of  its  Board of  Directors  shall  classify  as  a
          Non-Recourse  Subsidiary  and   any  subsidiary  of  a  Non-Recourse
          Subsidiary  until such  time  as  (i) the  Company may,  by  further resolution  of its  Board of  Directors, classify  such Non-Recourse
          Subsidiary  as  a  Subsidiary,  (ii)  the  Company  or  any  of  its
          Subsidiaries becomes directly or indirectly liable in respect of any contractual obligation  or Debt  of such  Non-Recourse Subsidiary or

          (iii) such Non-Recourse Subsidiary Issues Debt, a default with respect to which (including any rights which the holders thereof may have to take enforcement action against such Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or any Subsidiary (other than a Non-Recourse Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity. A Subsidiary of the Company may only be classified as a Non-Recourse Subsidiary if immediately after such classification, there would be no Default and the Company would have only Investments in such Subsidiary which would be permitted by
          Section 6.6; provided, however, that any Subsidiary may not be reclassified more than once in any 13 month period. A Non-Recourse Subsidiary may only be reclassified as a Subsidiary if immediately after giving effect to such reclassification, there would be no Default. Any valid classification shall be effective as of the date specified in the applicable resolution of the Board of Directors, which shall not be prior to the date such resolution is made.

                "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of the Company to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Term Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company pursuant hereto) or otherwise.

                "Offer":  as defined in Section 6.8(b).

                "Offer Amount":  as defined in Section 6.8(c)(ii).

                "Offer Period":  as defined in Section 6.8(c)(ii).

                "Officer": the Chairman of the Board, the President, any Vice President. the Treasurer or the Secretary of the Company.

                "Officers' Certificate": a certificate signed by the Chairman of the Board, the President or a Vice President of the Company, and by the Treasurer or Secretary of the Company, and delivered to the Administrative Agent.

                "Opinion of Counsel": a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Company or the Administrative Agent.

                "Participant":  as defined in Section 10.6(f).

                "Paying Agent":  as defined in Section 6.8(c)(ii).

                "PBGC":   the Pension Benefit Guaranty Corporation established
          pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

                "Permitted Holders": (i) Holdings, (ii) BH, Donaldson, Lufkin & Jenrette, Inc. and Goldman, Sachs & Co. and any of their Affiliates (including Donaldson, Lufkin & Jenrette, Inc. or any Affiliate thereof in its capacity as custodian or collateral agent for certain employees of Donaldson, Lufkin & Jenrette, Inc. and Affiliates thereof) and (iii) any other Person who on the Effective Date held Capital Stock of Holdings.

                "Permitted Investments": (i) Investments in direct obligations of the United States of America maturing within 180 days of the date of acquisition thereof; (ii) Investments in certificates of deposit maturing within 180 days of the date of acquisition thereof Issued by a bank or trust company which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $100,000,000;
          (iii) Investments in commercial paper given the highest rating (A1/P1 or their equivalent) by one established national credit rating agency and maturing not more than 180 days from the date of acquisition thereof; (iv) receivables owing to Holdings, the Company or any Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Holdings, the Company or any such Subsidiary deems reasonable under the circumstances); (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Holdings, the Company or any Subsidiary or in satisfaction of judgments; and (viii) transactions with Affiliates permitted as described under Section 6.9.

                "Person":   an individual,  partnership, corporation, business
          trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
          Section 3(5) of ERISA.

                "Preferred Stock":   as  applied to the Capital  Stock of  any
          corporation,  Capital  Stock   of  any  class  or  classes  (however
          designated) which is preferred as to the payment of dividends, or as to  the distribution  of assets  upon  any voluntary  or involuntary
          liquidation  or  dissolution of  such  corporation,  over  shares of
          Capital Stock of any other class of such corporation.

                "Prepayment Date":  as defined in Section 6.8(c)(i).

                "Public Equity Offering": an underwritten public offering of equity securities of Holdings or the Company pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended.

                "Public Equity Offering Consummation Date": the date on which Holdings or the Company receives any proceeds from a Public Equity Offering.

                "Qualified Investment": any of the following: (i) Investments in the Company, a Subsidiary or a Person that becomes a Subsidiary as a result of such Investment; provided, however, that such Investment is in a Related Business; (ii) Investments by the Company or any Subsidiary in another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company; (iii) Investments by the Company in another Person or Persons in a Related Business in a net aggregate amount not to exceed at any time outstanding $40,000,000; and (iv) Permitted Investments; provided, however, that with respect to clauses
          (i)-(iii) above at the time of such Investment, no Default shall have occurred and be continuing (or would result therefrom).

                "Redeemable Stock": any Capital Stock that by its terms or otherwise is (i) required to be redeemed on or prior to the first anniversary of the Final Maturity Date, (ii) redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Final Maturity Date or (iii) convertible into or exchangeable automatically or at the option of the holder for Capital Stock referred to in clause (i) or (ii) or Debt; provided, however, that any Capital Stock which would not constitute Redeemable Stock but for the provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the Final Maturity Date shall not constitute Redeemable Stock if the change in control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 6.10 and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provision prior to the prepayment by the Company of the Term Loans as may be required to be prepaid pursuant to the provisions of Section 6.10.

                "Redemption Date":  as defined in Section 4.1(c).

                "Reference Period": with respect to any computation of the Consolidated EBITDA Coverage Ratio, the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of determination of the Consolidated EBITDA Coverage Ratio.

                "Register":  as defined in Section 10.6(d).

                "Regulation U":  Regulation U of the Board.

                "Related Business":   the Company's  business on  the date  of
          this Agreement and any business related, ancillary or complementary thereto.

                "Release": any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any property owned or operated by Holdings, the Company or any of its Subsidiaries, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or other media.

                "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

                "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. Section 2615.

                "Required Lenders":   at any date shall mean the holders  of a
          majority of the aggregate unpaid principal amount of the Term Loans (but, in any event, including at least three Lenders).

                "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of Holdings or the Company, as the case may be, but in any event, with respect to financial matters, the chief financial officer or treasurer of Holdings or the Company, as the case may be.

                "Restricted Payment":  as defined in Section 6.6(a).

                "Sale/Leaseback Transaction": any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or tangible personal property (except for leases for a term of not more than three years or between the Company and a Subsidiary or between Subsidiaries), which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

                "Secured Debt":  any Debt of the Company secured by a Lien.

                "Senior Debt": the following:

                (i)  all Bank Debt;

                (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding), whether existing on the date of this Agreement or thereafter incurred, in respect of (A) the Term Loans, (B) indebtedness of the Company for money borrowed and
          (C) indebtedness evidenced by notes, debentures, bonds to other similar instruments for the payment of which the Company is responsible or liable;

                (iii)  all Capital Lease Obligations of the Company;

                (iv) all obligations of the Company (A) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (B) under Interest Rate Protection Agreements and similar arrangements and foreign currency hedges entered into in respect of any obligations described in clauses (i),
          (ii) and (iii) or (C) Issued as the deferred purchase price of property and all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement;

                (v) all obligations of other persons of the type referred to in clauses (ii), (iii) and (iv) and all dividends of other persons for the payment of which, in either case, the Company is responsible or liable as obligor, guarantor or otherwise; and

                (vi)     all   obligations  of   the  Company   consisting  of
          modifications, renewals, extensions, replacements and refundings of any obligations described in clauses (i), (ii), (iii), (iv) or (v);

          provided, however, that  Senior Debt shall not be deemed  to include
          (1) any obligation of the Company to any Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, guarantee or obligation of the Company which is subordinate or junior in any respect to any other indebtedness, guarantee or obligation of the Company or (5) any Debt Issued in violation of Sections 6.4 and 6.5.

                "Significant Subsidiary": any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

                "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                "16% Debentures":   Holdings' 16%  Senior Discount  Debentures
          Due 2004.

                "16% Debenture Indenture": the Indenture dated as of May 1, 1989 between Holdings (formerly MS/Essex Holdings Inc.) and United States Trust Company of New York, as trustee, as amended, supplemented or otherwise modified from time to time.

                "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                "Specified Source": (a) internally generated cash and Cash Equivalents held by the Company on or about the Redemption Date, (b) proceeds of the Term Loans, (c) proceeds of the Capital Lease Financing Facility and (d) proceeds of the loans under the Credit Agreement.

                "Stated Maturity":   with respect  to any  security, the  date
          specified in such security as the fixed date on which the final principal amount with respect to such security is due and payable.

                "Subordinated Obligation": any Debt of the Company (whether outstanding on the Effective Date or thereafter Issued) which is by its terms expressly subordinate or junior in right of payment to the Term Loans.

                "Subsidiary": with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that for purposes of Sections 6.2 to 6.11 (together with the definitions employed therein and any provision of Section 7 which relates to any such Section), Non-Recourse Subsidiaries shall not be included in the definition of "Subsidiary" (other than for the purpose of the definition of "Non-Recourse Subsidiary"). For purposes of this Agreement, unless the context otherwise requires, Subsidiaries shall mean Subsidiaries of the Company.

                "Tangible Property": all land, buildings, machinery and equipment and leasehold interests and improvements which would be reflected on a consolidated balance sheet of the Company prepared in accordance with GAAP, excluding (i) all such tangible property located outside the United States of America, (ii) all rights, contracts and other intangible assets of any nature whatsoever and
          (iii)  all inventories and other current assets.

                "10% Senior Note Indenture": the Indenture dated as of May 7, 1993 between the Company and NBD Bank, National Association, as trustee, as amended, supplemented or otherwise modified from time to time.

                "10% Senior Notes":  the Company's 10% Senior Notes Due 2003.

                "Term Loan":   any loan made  by any  Lender pursuant to  this
          Agreement.

                "Term Loan Borrowing Date": the Business Day specified in a notice pursuant to Section 2.3 as the date on which the Company requests the Lenders to make Term Loans hereunder.

                "Term Loan Commitment": as to any Lender, the obligation of such Lender to make a Term Loan to the Company hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on
          Schedule 1.1.

                "Term  Loan  Documents":   the  collective  reference  to this
          Agreement and the Term Notes.

                "Term Note":  as defined in Section 2.2.

                "Third  Party Person":   any Person other than  the Company or
          any Subsidiary.

                "Transferee":  as defined in Section 10.6(g).

                "Trustee":  the Trustee under the 10% Senior Note Indenture.

                "Type": as to any Term Loan, its nature as an ABR Term Loan or a Eurodollar Term Loan.

                "Voting Stock": all classes of Capital Stock of a corporation then outstanding and normally entitled to vote in the election of directors.

                "Warrants": the common stock purchase warrants Issued pursuant to the Warrant Agreement dated as of October 9, 1992, among B E Acquisition Corporation (predecessor of Holdings), certain affiliates of Donaldson, Lufkin & Jenrette, Inc. and certain affiliates of Goldman, Sachs & Co.

                "Wholly Owned Subsidiary": a Subsidiary 100% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

          1.2 Other Definitional Provisions; Financial Calculations. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Term Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Term Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Notwithstanding anything to the contrary herein, calculations in connection with the covenants contained in Section 6 shall utilize accounting principles and policies (including those in respect of accounting for income taxes) in conformity with those used to prepare the financial statements referred to in Section 3.1(b) for the fiscal year of Holdings or the Company, as the case may be, ended December 31, 1994.

          (f) Unless the context otherwise requires, (i) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt; (ii) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt and
    (iii) the principal amount of any Redeemable Stock shall be (A) the maximum liquidation value of such Redeemable Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Redeemable Stock, whichever is greater.

                SECTION 2.  THE TERM LOANS

          2.1 Term Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Term Loan") to the Company on the Term Loan Borrowing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender.

          (b) The Term Loans may from time to time be (i) Eurodollar Term Loans, (ii) ABR Term Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3 and 2.7.

          2.2   Term  Notes. (a)  The Term  Loan made by each  Lender shall be evidenced  by a promissory note of the Company,  substantially in the form of  Exhibit A (a "Term  Note"), with appropriate insertions  therein as to
    payee, date and principal amount,  payable to the order of such Lender and in a principal  amount equal to the Term Loan of  such Lender. Each Lender is hereby  authorized to record the  date and  amount of  each payment  or prepayment of  principal of its Term  Loan on the  schedule annexed to and constituting  a part  of its  Term Note,  and any  such recordation  shall constitute  prima facie  evidence of  the accuracy  of the  information so recorded, provided  that the failure to  make any such recordation  or any error in  such recordation  shall not affect the  Company's obligation  to repay the Term Loans. The  Term Note of each Lender shall (a) be dated the
    Effective Date, (b) provide for the payment of interest in accordance with
    Section  2.9 and  (c) provide for the  payment of  principal in accordance with Section 2.2(b).

          (b) The Company shall repay the Term Loans in 20 consecutive quarterly installments on the 15th day of each August, November, February and May, commencing on August 15, 1995, each of which shall aggregate $3,000,000.

          2.3 Procedure for Term Loan Borrowing. The Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to the Term Loan Borrowing Date, if all or any part of the requested Term Loans are to be initially Eurodollar Term Loans or (b) 12:00 Noon, New York City time, two Business Days prior to the requested Term Loan Borrowing Date, otherwise) requesting that the Lenders make the Term Loans on the Term Loan Borrowing Date (which shall be no later than May 31, 1995) and specifying (i) the amount to be borrowed,
    (ii) the requested Term Loan Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Term Loans, ABR Term Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Term Loans, the respective amounts of each such Eurodollar Term Loan and the respective lengths of the initial Interest Periods therefor. On the Term Loan Borrowing Date each Lender shall make available to the Administrative Agent at its office specified in Section 10.2 prior to 11:00 A.M., New York City time, an amount in immediately available funds equal to the Term Loan to be made by such Lender. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders in immediately available funds.

          2.4 Fees. (a) The Company agrees to pay to the Administrative Agent, for its own account and, to the extent mutually agreed upon by the Administrative Agent and the Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by the Company and the Administrative Agent.

          (b) The Company agrees to pay to the Administrative Agent a commitment fee for the account of the Lenders for the period from and including the Effective Date to the Term Loan Borrowing Date, computed at a rate equal to 5/8 of 1% per annum on the amount of the Term Loan
    Commitment of each such Lender, payable in arrears on the Term Loan Borrowing Date.

          2.5   Optional Prepayments. The  Company may on the last day  of any
    Interest  Period  with  respect  thereto  (or on  any  other  day  if  the
    prepayment referred to herein is accompanied by all amounts payable by the
    Company  pursuant to Section 2.15),  in the case of Eurodollar Term Loans, or at any  time and  from time  to time, in  the case  of ABR  Term Loans, prepay the  Term Loans, in whole  or in part,  without premium or penalty, provided that the Company shall give the Administrative Agent  irrevocable notice (which notice must be received by the Administrative Agent prior to
    (a) 12:00  Noon, New  York City  time, three  Business Days  prior to such prepayment, in  the case of  Eurodollar Term Loans or (b)  11:00 A.M., New
    York City time,  on the date of  such prepayment, in the  case of ABR Term
    Loans)  specifying the  date  and  amount of  prepayment and  whether  the prepayment is of  Eurodollar Term Loans, ABR  Term Loans or  a combination thereof,  and, if  a combination  thereof, the  amount allocable  to each.
    Upon  receipt of any  such notice the Administrative  Agent shall promptly
    notify  each Lender  thereof.   If any  such notice  is given,  the amount
    specified  in such notice shall be  due and payable on  the date specified therein,  together  with  accrued  interest  to such  date  on  the amount
    prepaid.    Amounts prepaid  on  account  of  the Term  Loans  may not  be reborrowed.  Partial prepayments shall be in an aggregate principal amount of $1,000,000 or  a whole multiple thereof and  shall be applied in direct order of maturity to the remaining installments of principal.

          2.6 Mandatory Prepayments. (a) If, for any fiscal year of the Company beginning on or after January 1, 1995, there shall be Excess Cash Flow, the Company shall, on the relevant Excess Cash Flow Application
    Date,  apply toward  the prepayment  of  the Term  Loans  as set  forth in
    Section 2.6(b) an amount equal to 50% of such Excess Cash Flow. Each such prepayment shall be made on or before the date (an "Excess Cash Flow Application Date") which is ten Business Days after the earlier of (i) the date on which the financial statements of the Company referred to in
    Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

          (b) All prepayments of the Term Loans pursuant to Section 2.6(a) shall be applied pro rata to the remaining installments of principal thereof. Amounts prepaid on account of the Term Loans may not be reborrowed.

          (c) The application of any prepayment pursuant to this Section 2.6 shall be made first to ABR Term Loans and second to Eurodollar Term Loans; provided, that if on the date on which such prepayment is required to be made the aggregate outstanding amount of ABR Term Loans and Eurodollar Term Loans having an Interest Period expiring on such date is less than the amount required to be prepaid, then, on such date, the Company may, at its option, (i) prepay other Eurodollar Term Loans selected by the Company in an amount up to the remaining amount required to be prepaid and/or (ii) if no Default or Event of Default shall have occurred and be continuing, place any amounts which the Company would otherwise be required to use to prepay such other Eurodollar Term Loans in an interest-bearing cash collateral account established with the Administrative Agent for the benefit of the Lenders until the expiration of the Interest Periods applicable thereto, at which time such amounts shall be applied to prepay such Eurodollar Term Loans. Each prepayment of the Term Loans under this
    Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.7 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Term Loans to ABR Term Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election; provided that any such conversion of Eurodollar Term Loans may only be made on the last day of an Interest Period with respect thereto (or on any other day if on the date of such conversion the Company pays to the Administrative Agent for the account of the Lenders accrued interest on such Eurodollar Term Loans to the date of such conversion together with all amounts payable pursuant to
    Section 2.15). The Company may elect from time to time to convert ABR Term Loans to Eurodollar Term Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Term Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Term Loans or ABR Term Loans may be converted as provided herein; provided that (i) no Term Loan may be converted into a Eurodollar Term Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.8 shall not have been contravened and
    (iii) no Term Loan may be converted into a Eurodollar Term Loan after the date that is one month prior to the Final Maturity Date.

          (b) Any Eurodollar Term Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Term Loans; provided that no Eurodollar Term Loan may be continued as such
    (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.8 would be contravened or (iii) after the date that is one month prior to the Final Maturity Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Term Loans shall be automatically converted to ABR Term Loans on the last day of such then expiring Interest Period. Upon receipt of any notice referred to above, the Administrative Agent shall promptly notify the Lenders thereof.

          2.8 Minimum Amounts and Maximum Number of Eurodollar Tranches. All borrowings, conversions and continuations of Term Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto,
    (a) the aggregate principal amount of the Term Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) there shall be no more than five Eurodollar Tranches.

          2.9 Interest Rates and Payment Dates. (a) Each Eurodollar Term Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus 3.75%.

          (b) Each ABR Term Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2.75%.

          (c)  During the  continuation of  any Event of  Default pursuant  to
    Section 7(a), the Company shall pay, on demand, interest (after as well as before judgment to the extent permitted by law) on (i) the principal amount of all outstanding Term Loans at a rate per annum equal to the rate of interest otherwise applicable in respect of such Term Loans pursuant to
    Section 2.9(a) or (b), as the case may be, plus 2% and (ii) to the extent permitted by applicable law, all interest and other amounts due and unpaid hereunder, at a rate per annum equal to the Alternate Base Rate plus 4.75%; provided, however, that, on and after the expiration of the Interest Period applicable to any Eurodollar Term Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Term Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Alternate Base Rate plus 4.75%.

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this
    Section 2.9 shall be payable on demand.

          2.10 Computation of Interest and Fees. (a) Interest on the Term Loans and commitment fees shall be calculated on the basis of the actual number of days elapsed over a year of 360 days or, on any date when the Alternate Base Rate is determined by reference to the Prime Rate, a year of 365 or 366 days, as appropriate. Any change in the interest rate on a Term Loan resulting from a change in the Alternate Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate is announced or such change in the Eurocurrency Reserve Requirements becomes effective, as the case may be.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

          2.11 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

                (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Term Loans during such Interest Period, the Administrative Agent shall  give telex, telecopy or  telephonic notice thereof to the Company and the Lenders  as soon as practicable thereafter.
    If such notice is given (x) any Eurodollar Term Loans requested to be made on the first day of such Interest Period shall be made  as ABR Term Loans,

    (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Term Loans shall be continued as ABR Term Loans and (z) any outstanding Eurodollar Term Loans shall be converted, on the first day of such Interest Period, to ABR Term Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Term Loans shall be made or continued as such, nor shall the Company have the right to convert Term Loans to Eurodollar Term Loans.

          2.12 Pro Rata Treatment and Payments. The borrowing by the Company from the Lenders hereunder and the payment by the Company of commitment fees hereunder shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise expressly provided herein, each payment (including each prepayment) by the Company on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Lenders. All payments (including prepayments) to be made by the Company hereunder and under the Term Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:30 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Term Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Term Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (in which case interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

          2.13 Requirements of Law. (a) In the event that any change after the Effective Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                (i)   shall  subject  any  Lender  to  any  tax  of  any  kind
          whatsoever with respect to this Agreement or any Eurodollar Term Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.14 and changes in the rate of tax on the net income or earnings of such Lender (including, without limitation, changes in the U.S. branch profits tax));

                (ii)  shall  impose, modify  or  hold applicable  any reserve, special  deposit,  compulsory  loan or  similar  requirement against assets held by, deposits or  other liabilities in or for the account of, advances, loans or other extensions  of credit by, or  any other acquisition of  funds by,  any office of  such Lender  which is  not
          otherwise  included  in the  determination  of  the  Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

    and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Term Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender, within 15 days after its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender has demanded compensation under this Section 2.13(a) with respect to any Eurodollar Term Loan, the Company shall have the option to convert immediately such Eurodollar Term Loan into an ABR Term Loan until the circumstances giving rise to such demand for compensation no longer apply; provided, that (i) no such conversion shall affect the Company's obligation to pay compensation as provided herein which is due with respect to the period prior to such conversion and (ii) on the date of such conversion the Company shall pay to the Administrative Agent for the benefit of the relevant Lender accrued interest on such Eurodollar Term Loan to the date of conversion, together with any amounts payable pursuant to Section 2.15.

          (b) In the event that any Lender shall have determined that any change after the Effective Date in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Administrative Agent) of a written request therefor, the Company shall pay to such Lender, within 15 days after its demand, such additional amount or amounts as will compensate such Lender for such reduction.

          (c)  Prior to making any demand for payment pursuant to this Section
    2.13 with respect to Eurodollar Term Loans, any Lender making a demand for payment shall designate a different lending office with respect to Eurodollar Term Loans if such designation will avoid the need for making such demand and will not, in the sole judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

          (d) A certificate as to any additional amounts payable pursuant to this Section 2.13 submitted by any Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. The covenants contained in this Section 2.13 shall survive the termination of this Agreement and the payment of the Term Notes and all other amounts payable hereunder.

          2.14 Taxes. (a) All payments made by the Company under this Agreement and the Term Notes to the Administrative Agent or any Lender shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or with respect to or measured by the net income of the Administrative Agent or any Lender and franchise taxes imposed on the Administrative Agent or any Lender, as the case may be, if the Administrative Agent or such Lender is subject to such net income or franchise tax by reason of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Lender (excluding a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Term Notes) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Term Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Term Notes. Whenever any Taxes are payable by the Company, as promptly as practicable thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof if such a receipt is issued by the relevant taxing authority and, if not, other documentation reasonably satisfactory to the Administrative Agent or such Lender, as the case may be, evidencing such payment. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent such required receipts or other documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Term Notes and all other amounts payable hereunder.

          (b)  Each Lender  (or Transferee) that is not a citizen  or resident of the  United States  of  America, a  corporation, partnership  or  other entity created  or organized in or under the laws  of the United States of
    America  (or any state thereof or the District of Columbia), or any estate or trust that is subject to U.S. federal income taxation regardless of the source of  its income (a "Non-U.S.  Lender") shall deliver  to the Company and  the Administrative  Agent  (i)  two copies  of either  U.S.  Internal
    Revenue  Service Form  1001 or Form 4224,  or, in  the case of  a Non-U.S.
    Lender claiming exemption from  U.S. federal withholding tax under Section
    871(h) or  881(c) of  the  Code with  respect  to payments  of  "portfolio interest",  a Form W-8,  or any subsequent versions  thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8 pursuant to this clause (i)  in lieu of a  Form 1001  or Form 4224,  an annual  certificate
    representing that such  Non-U.S. Lender  is not a "bank"  for purposes  of
    Section 881(c) of  the Code, is not  a 10-percent shareholder (within  the meaning of Section  871(h)(3)(B) of the Code) of the  Company and is not a
    controlled foreign corporation related to the Company  (within the meaning of Section 864(d)(4)  of the Code)), properly completed and  duly executed by  such Non-U.S.  Lender  claiming complete  exemption from  U.S. federal withholding tax  on all payments by  the Company under this  Agreement and the other Term  Loan Documents, (ii) an  Internal Revenue Service Form W-8
    or W-9 or successor applicable  forms and (iii) any other documentation as may be required under applicable U.S. tax  law and regulations to evidence complete  exemption from U.S.  federal withholding tax on  all payments by the Company under this Agreement and the other Term  Loan Documents.  Such forms and other  documentation shall be delivered by each  Non-U.S. Lender on or before the  date it becomes a  party to this  Agreement (or, in  the case of any Participant, on or  before the date such Participant purchases the related participation).  Each such Lender  shall certify, in the  case of a  Form W-8 or W-9,  that it  is entitled to  an exemption from  United
    States  backup withholding tax.   In addition, each  Non-U.S. Lender shall
    deliver such  forms promptly  upon the obsolescence or  invalidity of  any form or other documentation previously delivered by it, and shall  deliver such additional forms  and documentation  as may subsequently  be required under  applicable U.S.  tax  law  and  regulations  to  evidence  complete exemption from U.S. federal withholding tax on all payments by the Company under this Agreement and the other Term Loan Documents  unless in any such case any Tax Law Change (as defined below) has occurred  prior to the date on which any such delivery  would otherwise be required  which renders all such forms and other documentation previously delivered by it inapplicable or which would prevent such Lender from duly completing and delivering any such form or  other documentation previously delivered by it  with respect to it and such Lender so advises the Company and the Administrative Agent.
    Unless  the  Administrative  Agent  or  the  relevant  Lender  shall  have delivered to  the Company  the forms and other  documentation referred  to above, the Company  or the Administrative Agent shall withhold  taxes from payments to such Lender hereunder at the applicable statutory rate and the
    Company   shall  not be  required to  pay any  additional amounts  to such
    Lender pursuant to Section 2.14(a); provided that this sentence shall  not apply, and the Company shall be required to pay additional amounts to such
    Lender  pursuant to Section  2.14(a), if the Administrative  Agent or such
    Lender is unable to deliver such forms and other documentation as a result
    of  a Tax Law  Change.   For purposes  of this  Section 2.14(b),  "Tax Law
    Change" means, with respect to any Lender, a change in or amendment to the
    Code  or any tax treaty to which the United  States is a party that occurs after the date  such Lender became a Lender  hereunder the effect of which is to  cause any  payment to  such Lender  to be subject  to U.S.  federal
    withholding tax.   Where, because of a Tax Law Change,  the Administrative
    Agent or  any Lender is  no longer  entitled to a  complete exemption from
    U.S.  federal withholding  tax on  payments by  the Company  to it  but is entitled to a reduced rate of taxation with respect  to such payments, the
    Administrative  Agent or  such Lender  shall deliver  to the  Company such documentation (including, without  limitation, a Form 1001, if applicable)
    as  may be  required  under applicable  U.S.  tax law  and regulations  to evidence such reduced  rate of taxation, and, if the  Administrative Agent or  such Lender fails to  do so, the Company shall not  be required to pay additional amounts to the Administrative Agent or such Lender pursuant  to this Section 2.14(b)  in an amount in excess  of the additional amounts it
    would have  been required to  so pay  if the Administrative  Agent or such
    Lender had provided such documentation.

          (c) If any Lender (or Transferee) shall have determined that it is entitled to claim a refund from a Governmental Authority in respect of Taxes with respect to which the Company has paid additional amounts pursuant to Section 2.14(a), it shall promptly notify the Company of the availability of such refund claim and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund at the Company's expense. If any Lender (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes with respect to which the Company has paid additional amounts pursuant to Section 2.14(a), it shall within 30 days from the date of such receipt pay over such refund to the Company (but only to the extent of additional amounts paid by the Company under Section 2.14(a) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of the Lender (or Transferee), agrees to repay the amount paid over to the Company (plus penalties, interest or other charges) to the Lender (or Transferee) in the event the Lender (or Transferee) is required to repay such refund to such Governmental Authority.

          (d) Notwithstanding anything to the contrary in this Section 2.14, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity knowingly participating in a conduit financing arrangement as defined in Section 7701(1) of the Code and the regulations thereunder and unless the Company expressly consented to such arrangement with full knowledge of the relevant facts of such arrangement at the time it was entered into (a "Conduit Financing Arrangement"), then the Company shall have no obligation to pay additional amounts to the Lender (or Transferee) for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination. Each Lender (or Transferee) represents and agrees that, at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to any borrowings hereunder. The agreement in this Section 2.14(d) shall survive the termination of this Agreement and the payment of the Term Loans and all other amounts payable hereunder.

          2.15  Indemnity. The Company agrees to indemnify each Lender  and to hold each Lender  harmless from any loss or  expense which such Lender may sustain or incur as a consequence of (a) default by the Company in payment when due  of the principal amount  of or interest  on any  Eurodollar Term
    Loan, (b) default by the Company in making a borrowing of, conversion into or continuation  of Eurodollar  Term Loans after the  Company has  given a notice requesting  the same  in  accordance with  the provisions  of  this
    Agreement, (c) default  by the Company in  making any prepayment after the
    Company has given  a notice thereof  in accordance with the  provisions of this  Agreement  or (d)  the  making  of a  prepayment  or  conversion  of
    Eurodollar Term Loans on a  day which is not  the last day of  an Interest
    Period with respect thereto,  including, without limitation, in each case,
    any such loss  or expense arising from the reemployment of  funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation  of all amounts payable  to a Lender under this
    Section 2.15 shall  be made as though such  Lender had actually funded its relevant  Eurodollar Term Loan  through the purchase of  a deposit bearing interest at the Eurodollar  Rate in an amount equal to  the amount of such
    Eurodollar  Term Loan  and having  a maturity  comparable to  the relevant
    Interest Period; provided, however,  that each Lender may fund each of its
    Eurodollar Term  Loans  in any  manner  it  sees fit,  and  the  foregoing assumption shall be  utilized only for the calculation of  amounts payable under  this  Section  2.15.  The  Company shall  endeavor  to  arrange the borrowings and repayments pursuant to this Agreement so as to minimize any amounts  which would  become  payable  pursuant to  this Section  2.15.  A certificate  as to  any  amounts  payable pursuant  to this  Section  2.15 submitted by  any  Lender,  through  the  Administrative Agent,  shall  be conclusive  in the  absence  of  manifest error.  The agreements  in  this
    Section 2.15  shall survive  the  termination of  this Agreement  and  the payment of the Term Notes and all other amounts payable hereunder.

          2.16 Replacement Lenders. In the event that the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 2.13 or 2.14, then, unless such Lender has theretofore removed or cured the conditions which resulted in the obligation to pay such additional amounts, the Company may, on ten Business Days' prior written notice to the Administrative Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to Section 10.6 all of its rights and obligations under this Agreement to another Person which is willing to become a Lender and is acceptable (which acceptance shall not be unreasonably withheld) to the Administrative Agent, for a purchase price equal to the outstanding principal amount of the Term Loans payable to such Lender plus any accrued but unpaid interest on such Term Loans and any other amounts payable to such Lender under this Agreement, provided that any expenses or other amounts owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 2.15) shall be for the account of the Company.

                SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make or maintain the Term Loans, Holdings and the Company hereby jointly and severally represent and warrant to the Administrative Agent and each Lender that:

          3.1   Financial Condition.  (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at December
    31,  1994 (including the  notes thereto) (the "Pro  Forma Balance Sheet"), copies of  which have heretofore  been furnished to each  Lender, has been prepared  giving effect (as if such  events had occurred on  such date) to
    (i) the Indebtedness  of the Company and its Subsidiaries  contemplated to be incurred on the Effective Date, (ii) the repayment or defeasance of any
    Indebtedness of  Holdings, the Company or its Subsidiaries contemplated to occur on  the Effective Date and (iii) the payment of fees and expenses in
    connection with  the foregoing.   The Pro Forma Balance Sheet  is based on
    the best information available to Holdings and the Company  as of the date of  delivery  thereof,  and  presents fairly  on  a  pro forma  basis  the estimated financial position of Holdings and its consolidated Subsidiaries
    as  at  December 31,  1994,  assuming  that the  events  specified in  the preceding sentence had actually occurred at December 31, 1994.

          (b)     The  consolidated  balance   sheets  of   Holdings  and  its
    consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at December 31, 1993 and December 31, 1994 and the related consolidated statements of income and stockholders' equity and cash flows for the fiscal years ended on such dates, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of Holdings and its consolidated Subsidiaries or the Company and its consolidated Subsidiaries, as the case may be, as at such dates, and the consolidated results of their operations and cash flows for the fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants and as disclosed therein). Neither Holdings, the Company nor any of their respective consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto other than such obligations which are not required to be disclosed under GAAP (which obligations are described on Schedule 3.1(b)). During the period from December 31, 1994 to and including the Effective Date there has been no sale, transfer or other disposition by Holdings, the Company or any of their respective consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of Holdings and its consolidated Subsidiaries or the Company and its consolidated Subsidiaries, as the case may be, at December 31, 1994 (except for any sale, transfer or other disposition made in connection with the Capital Lease Financing Facility).

          (c) The projections dated March 2, 1995 furnished to the Lenders were prepared based on good faith assumptions and the best information available to Holdings and the Company on the date thereof, and all assumptions and estimates set forth therein, on such date, were believed by management of Holdings and the Company to be reasonable in light of then current conditions and reflected Holdings' and the Company's reasonable estimate of the results of operations and other information projected therein, it being recognized by the Lenders that such projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections may differ from the projected results set forth therein.

          3.2 No Change. Since December 31, 1994 (a) there has been no development or event, which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings or the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by Holdings, the Company or any of its Subsidiaries, except as expressly permitted by
    Section 6.6.

          3.3 Corporate Existence; Compliance with Law. Each of Holdings, the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own, pledge, mortgage and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform each Term Loan Document to which it is a party and, in the case of the Company, to borrow hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of each such Term Loan Document and, in the case of the Company, to authorize the borrowing for its account on the terms and conditions of this Agreement.

          (b) No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Term Loan Document.

          (c) This Agreement and the other Term Loan Documents have been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement and the other Term Loan Documents constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. Except as set forth in Schedule 3.5, the execution, delivery and performance of this Agreement and the other Term Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of Holdings, the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.6   No  Material  Litigation.    No  litigation, investigation  or
    proceeding  of  or before  any  arbitrator  or  Governmental  Authority is pending  or, to the knowledge of Holdings or the Company, threatened by or against Holdings, the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement or any other Term Loan Document, the Term Loans or the use of the proceeds
    thereof or any  Lien contemplated by the Term  Loan Documents or (b) which has a reasonable possibility of an adverse determination and, if adversely determined, (i) would  affect the legality, validity  or enforceability of any Term Loan Document or (ii) would have a Material Adverse Effect.

          3.7 No Default. Neither Holdings, the Company nor any of its Subsidiaries is in default or has received any notice of default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          3.8 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to Holdings, the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          3.9 Taxes. Each of Holdings, the Company and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Company or its Subsidiaries, as the case may be, and the non-payment of which does not have a reasonable likelihood of having a Material Adverse Effect); no tax Lien has been filed with respect to any material tax liability on the part of Holdings, the Company or any of its Subsidiaries; and, to the knowledge of Holdings or the Company, no proposed material tax assessment is pending against Holdings, the Company or any of its Subsidiaries and all potential tax liabilities are adequately provided for on the books of Holdings, the Company or its Subsidiaries, as the case may be.

          3.10  Federal  Regulations.   No part  of the  proceeds of  the Term
    Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G, T, U or X of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of the appropriate FR Form referred to in said Regulation G, T, U or X.

          3.11  Labor Matters.   There are no strikes or other  labor disputes
    against Holdings,  the Company or  any of its Subsidiaries  pending or, to the knowledge of Holdings or the Company, threatened that (individually or in the aggregate) could reasonably be expected to  have a Material Adverse
    Effect.   Hours worked by  and payment made to employees  of Holdings, the
    Company and its Subsidiaries have not been in violation  of the Fair Labor
    Standards Act or any other applicable Requirement of Law dealing with such matters  that (individually  or  in the  aggregate)  could  reasonably  be
    expected  to  have a  Material  Adverse Effect.    All  payments due  from
    Holdings, the Company  or any of its  Subsidiaries on account  of employee health and welfare insurance that (individually or in the aggregate) could
    reasonably be expected to have  a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings,  the Company or such Subsidiary.

          3.12 ERISA. No Reportable Event has occurred since March 1, 1990 with respect to any Plan which, if then terminated, has had or could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. The actuarial present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan. Neither the Company nor any Commonly Controlled Entity has had or could reasonably be expected to have a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made where such withdrawal or liability could reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in a Reorganization or an Insolvency where the effect of such Reorganization or Insolvency could reasonably be expected to have a Material Adverse Effect.

          3.13 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company" (other than one which is exempt from the provisions of the Investment Company Act of 1940, as amended), within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

          3.14  Subsidiaries.  The Subsidiaries of Holdings listed on Schedule
    3.14 constitute all the Subsidiaries of Holdings on the Effective Date.

          3.15 Purpose of Term Loans. The proceeds of the Term Loans will be used for the purposes identified in the Preliminary Statement.

          3.16 Environmental Matters. Each of the representations and warranties set forth in paragraphs (a) through (f) below is true and correct with respect to each parcel of real property owned or operated by the Company or any of its Subsidiaries (collectively, the "Properties"):

          (a) The Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, except to the extent that such violations and liabilities, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b)  (i) The Properties and all operations at  the Properties are in compliance in all material respects  and in the last three years have been in  compliance in all  material respects with all  Environmental Laws, and

    (ii) there is no contamination at or under the Properties, or violation of any Environmental Law with respect to the Properties or the business of Holdings, the Company or any of its Subsidiaries, except to the extent that such contamination and violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c) Neither Holdings, the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Properties or the business of Holdings, the Company or any of its Subsidiaries or with regard to any Person or entity whose liabilities for environmental matters Holdings, the Company or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor does Holdings or the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties, in violation of any Environmental Law or in a manner that could reasonably give rise to liability under any Environmental Law, nor do Holdings, the Company or any of its Subsidiaries reasonably believe that they have retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, except to the extent that the foregoing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (e) (i) No material judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Holdings or the Company, threatened, under any Environmental Law to which Holdings, the Company or any of its Subsidiaries is or will be named a party with respect to (x) the Properties, (y) the business of Holdings, the Company or any of its Subsidiaries or (z) any liabilities pursuant to Environmental Laws reasonably believed by Holdings, the Company or any of its Subsidiaries to be retained or assumed by Holdings, the Company or any of its Subsidiaries, contractually, by operation of law or otherwise, and
    (ii) there are no material consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to (x) the Properties, (y) the business of Holdings, the Company or any of its Subsidiaries or (z) any liabilities pursuant to Environmental Laws reasonably believed by Holdings, the Company or any of its Subsidiaries to be retained or assumed by Holdings, the Company or any of its Subsidiaries, contractually, by operation of law or otherwise.

          (f) There has been no Release or threat of Release of Hazardous Materials at or from the Properties, or arising from or in connection with the Properties or otherwise in connection with the business of Holdings, the Company or its Subsidiaries in violation of any Environmental Law in a manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          3.17  Accuracy of Information.   No factual statement or information
    contained  in   this  Agreement,   any  other  Term   Loan  Document,  the

    Confidential Information Memorandum (as the same may have been supplemented prior to the Effective Date) or any other document, certificate or written statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Term Loan Documents (including, without limitation, any financial information furnished pursuant to Section 5.1), other than trade data contained in the Confidential Information Memorandum which relates to any Person which is not a Loan Party or an Affiliate thereof, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Effective Date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Term Loan Documents, in the Confidential Information Memorandum or in such other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Term Loan Documents.

          3.18 Solvency. Each Loan Party is, and after giving effect to the incurrence or assumption of all Indebtedness and obligations being incurred or assumed in connection herewith will be and will continue to be, Solvent.

          3.19 Insurance. Holdings, the Company and each of its Subsidiaries maintain with financially sound and reputable insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                SECTION 4.  CONDITIONS PRECEDENT

          4.1   Conditions  to  Effectiveness.    The  effectiveness  of  this
    Agreement is subject to the satisfaction of the following conditions precedent on or prior to the Effective Date:

                (a)  Agreement.   The Administrative Agent shall have received
          (i) this Agreement, duly executed and delivered by each Lender and by a duly authorized officer of Holdings and the Company, with a counterpart for each Lender and (ii) a Term Note for each Lender, duly executed and delivered by a duly authorized officer of the Company.

                (b)  Financial Statements.  The Administrative Agent  and each
          Lender   shall  have  received  copies  of  each  of  the  financial statements referred to in Section 3.1.

                (c) 16% Debentures. The Administrative Agent shall be reasonably satisfied that Holdings shall be in a position to establish, on or promptly after the Effective Date, a redemption date (the "Redemption Date") on or prior to May 31, 1995 for the portion of the 16% Debentures expected to be redeemed with the proceeds of the Term Loans.

                (d) Closing Certificates. The Administrative Agent shall have received a Closing Certificate of each Loan Party, substantially in the form of Exhibit B, with appropriate insertions and attachments (which attachments shall be in form and substance reasonably satisfactory to the Administrative Agent).

                (e) Payment of Fees. The Administrative Agent shall have received the fees to be received on the Effective Date referred to in Section 2.4, and the Administrative Agent shall have been reimbursed for all syndication, legal and other fees, costs and expenses of the kind described in Section 10.5 to the extent invoiced on or prior to the Effective Date.

                (f)   Legal Opinions.   The  Administrative  Agent shall  have
          received, with a counterpart for each Lender, the following executed legal opinions:

                      (i)  the executed  legal opinion of Cravath,
                Swaine & Moore, counsel to Holdings, substantially in the form of Exhibit C-1; and

                      (ii) the executed legal opinion of the general counsel of the Company, substantially in the form of Exhibit C-2.

          Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Term Loan Documents as the Administrative Agent may reasonably require.

          4.2   Conditions to  Term Loans.   The agreement of  each Lender  to
    make its portion of the Term Loans is subject to the satisfaction of the following conditions precedent on the Term Loan Borrowing Date:

                (a) No Orders, etc. No order, judgment or decree shall purport to enjoin or restrain (i) any Lender from making its portion of the Term Loans on such date or (ii) Holdings from redeeming on such date a portion of the 16% Debentures having an aggregate face amount equal to the aggregate amount of such Term Loans.

                (b) Absence of Certain Defaults. There shall not have occurred (i) any Default or Event of Default pursuant to Section 7(a) or (f) or (ii) any payment default in respect of the 10% Senior Notes.

                (c)   No Acceleration.    No Person  shall have  declared  any
          Indebtedness described  in Section  7(e) to be due  and payable,  in whole or in part, prior to the stated maturity of such Indebtedness.

                (d)   Redemption  Date.   Holdings shall have  established the
          Redemption Date in accordance with the 16% Debenture Indenture.

    The borrowing of Term Loans hereunder shall constitute a representation and warranty by the Company as of the Term Loan Borrowing Date that the conditions contained in this Section 4.2 have been satisfied.

                SECTION 5.  AFFIRMATIVE COVENANTS

          Holdings and the Company hereby jointly and severally agree that, so long as any Term Loan Commitment remains in effect or any Term Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, Holdings and the Company shall, and shall cause each of their respective Subsidiaries to, unless the Required Lenders shall otherwise consent in writing:

                5.1 Financial Statements. In the case of Holdings and the Company, furnish to each Lender:

                (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings or the Company, as the case may be, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young or other independent certified public accountants acceptable to the Required Lenders (which report shall not be qualified in any material respect); and

                (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings or the Company, as the case may be, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and stockholders' equity and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings or the Company, as applicable, as fairly presenting the financial condition and results of operations of Holdings or the Company, as the case may be, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments);

    all such financial statements to  be complete and correct  in all material respects and  to be prepared in  reasonable detail and  in accordance with
    GAAP  applied consistently  throughout the  periods reflected  therein and with  prior periods (except as approved by such accountants or officer, as
    the  case may  be, and  disclosed  therein).   It  is understood  that the
    obligation to  deliver any  items described above which  are contained  in
    Holdings' Form 10-K, as filed with the Securities and Exchange  Commission
    (in the case of Section  5.1(a)) or Holdings' Form 10-Q, as filed with the

    Securities and Exchange Commission (in the case of Section 5.1(b)), may be satisfied by delivery of such Form 10-K or Form 10-Q, as the case may be.

          5.2 Certificates; Other Information. In the case of the Company, or, if applicable, Holdings, furnish to each Lender:

                (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of any management letters when delivered to Holdings or the Company in connection with such examination;

                (b)   concurrently   with  the   delivery  of   the  financial
          statements referred to in Sections 5.1(a) and 5.1(b), (i) a certificate of a Responsible Officer of each of Holdings and the Company stating that, to the best of each such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the other Term Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all information necessary for determining compliance by Holdings, the Company and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of Holdings or the Company, as the case may be;

                (c) by December 31 of each year, a copy of the projections by Holdings and the Company of the operating budget and cash flow budget and revenues of Holdings, the Company and its Subsidiaries for the next succeeding fiscal year in form and substance reasonably satisfactory to the Administrative Agent, setting forth in reasonable detail the basis for all projections contained therein, such projections to be accompanied by a certificate of a Responsible Officer of each of Holdings and the Company to the effect that such projections have been prepared in good faith using assumptions believed by management to be reasonable and that such Responsible Officer has no reason to believe they are misleading in any material respect;

                (d) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Company sends to holders of any issue of its equity securities or debt securities generally, and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority or any national securities exchange; and

                (e)   promptly,   such   additional    financial   and   other
          information as any Lender may from time to time reasonably request through the Administrative Agent.

          5.3 Payment of Obligations. (a) Pay, discharge, perform, comply with or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Company or its Subsidiaries, as the case may be; (b) comply in all material respects with all applicable Requirements of Law, except where such Requirement of Law is being contested in good faith, a bona fide dispute exists with respect thereto and the failure to comply therewith has no reasonable likelihood of having a Material Adverse Effect; and (c) comply with all applicable Contractual Obligations, except where the failure to comply therewith has no reasonable likelihood of having a Material Adverse Effect.

          5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except as otherwise expressly permitted pursuant to Section 6.11.

          5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; preserve all of its registered trademarks, trade names and service marks, the non-preservation of which has a reasonable likelihood of having a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which complete and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent (and, if an Event of Default shall have occurred and be continuing, any Lender) to visit and inspect any of its properties and examine and make copies of or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Holdings, the Company and its Subsidiaries with officers and employees of Holdings, the Company and its Subsidiaries and with the independent certified public accountants of Holdings or the Company.

          5.7   Notices.   In  the  case  of the  Company or,  if  applicable,
    Holdings, promptly give notice to the Administrative Agent and each Lender of:

                (a)  the occurrence of any Default or Event of Default;

                (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Company or any of its Subsidiaries, (ii) dispute between Holdings, the Company or any of its Subsidiaries and any Governmental Authority or (iii) litigation, investigation or proceeding which may exist at any time between Holdings, the Company or any of its Subsidiaries and any Governmental Authority, which in each case, if not cured or resolved or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                (c) any litigation or proceeding (and any material development in respect thereof) affecting Holdings, the Company or any of its Subsidiaries in which (i) the amount involved is $2,000,000 or more (or its equivalent in another currency or currencies) and not covered by insurance as to which the relevant insurance company has not disputed coverage or (ii) injunctive or similar relief is sought;

                (d) the following events, as soon as possible and in any event within 30 days after Holdings or the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that notice under this Section 5.7(d) will only be required if, individually or in the aggregate, the amount of the liability of the Loan Parties which could reasonably be expected would equal or exceed $2,000,000; and

                (e) a development or event which has had or could reasonably be expected to have a Material Adverse Effect.

    Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the Company, as the case may be, proposes to take with respect thereto.

          5.8   Environmental Laws.

                (a) Comply with, and use its best efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply in all material respects with and maintain, and use its best efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so would not have any reasonable likelihood of having a Material Adverse Effect;

                (b)     Conduct  and  complete  all  investigations,  studies,
          sampling  and testing, and  all remedial, removal and  other actions required  under  Environmental  Laws  and  promptly  comply  in  all
          material  respects  with all  lawful  orders and  directives of  all
          Governmental  Authorities respecting  Environmental Laws,  except to the  extent that  the  same are  being  contested in  good  faith by appropriate proceedings  and the pendency  of such proceedings would not  have  any reasonable  likelihood of  having a  Material Adverse
          Effect;

                (c)   Without  limiting the  generality of  the  provisions of
          Section 5.7, notify the Administrative Agent and each Lender of any of the following which is reasonably likely to have a Material Adverse Effect:

                      (i) any Environmental Claim which Holdings, the Company or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or clean-up or other action with respect to any Hazardous Materials contained on any property presently or formerly owned or leased by Holdings, the Company or any of its Subsidiaries;

                      (ii) any notice of any alleged violation of or knowledge by Holdings, the Company or any of its Subsidiaries of a condition which might reasonably result in a violation of any law or regulation involving environmental, health or safety matters; and

                      (iii) any commencement or threatened commencement of any
                judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of Environmental Law; and

                (d) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings, the Company or any of its Subsidiaries or to the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          5.9   Holdings Merger.   In the event that Holdings shall  be merged
    with and into the  Company (the  "Holdings/Company Merger"), within  three
    Business  Days after the consummation of  the Holdings/Company Merger, the
    Company  shall deliver to the Administrative Agent an assumption agreement in  form and substance reasonably  satisfactory to it pursuant  to which a
    holding  company parent  ("New Holdings")  of the  Company shall  become a party to this Agreement.

                SECTION 6.  NEGATIVE COVENANTS

          Holdings and the Company hereby jointly and severally agree that, so long as any Term Loan Commitment remains in effect or any Term Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, unless the Required Lenders shall otherwise agree in writing:

          6.1   Financial Condition Covenants.

                (a) Consolidated Net Worth. Holdings and the Company shall not permit the Consolidated Net Worth of Holdings at any time to be less than the sum, without duplication, of (i) $80,000,000, (ii) 50% of the Consolidated Net Income of Holdings for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 1995) for which such Consolidated Net Income is positive, (iii) 100% of the Net Cash Proceeds of any Holdings Common Equity Offering consummated after the Effective Date and (iv) 100% of any capital contribution made to Holdings or the Company after the Effective Date by any holder of its Capital Stock; provided, that for the purposes of clauses (iii) and (iv) above, the amount of any Net Cash Proceeds and capital contributions referred to in said clauses shall be reduced to the extent (x) such proceeds or contributions are concurrently applied to repurchase equity in accordance with this Agreement and (y) Consolidated Net Worth (without giving effect to such proceeds or contributions) would be reduced as a result of such repurchase.

                (b) Interest Coverage. Holdings and the Company shall not permit the Interest Coverage Ratio as at the end of any Interest Coverage Test Period (commencing with the Interest Coverage Test Period ending June 30, 1995) to be less than 2.0 to 1.0.

          6.2 Limitation on Secured Debt. The Company shall not, and shall not permit any Subsidiary to, Issue, directly or indirectly, any Secured Debt unless contemporaneously therewith effective provision is made to secure the Term Loans equally and ratably with such Secured Debt for so long as such Secured Debt is secured by a Lien. However, the Company and the Subsidiaries shall not be required to equally and ratably secure the Term Loans upon the Issuance of the following Secured Debt:

                (i) Debt of the Company permitted under Section 6.4(b)(i) and Debt of a Subsidiary permitted under Section 6.5(i);

                (ii)  Debt of the Company permitted under Section 6.4(a)  that is  incurred to  finance  the  acquisition  of  property  or  assets
          (including   Capital  Stock)   acquired  by   the  Company   or  its
          Subsidiaries after the Effective Date (including any construction on or  improvements,  alterations  or  repairs  to  existing or  future acquired real property),  so long as  (1) such Debt is  incurred and the Lien securing such Debt is created within 180  days of the later of (x) the date of acquisition of such property or assets or (y) the completion of any  such construction on or improvements, alterations
          or repairs to, real property and (2) such Debt is not secured by any property  or assets of the  Company or any Subsidiary other than the property and assets so acquired and replacements thereof (other than
          in  the  case   of  construction  or  improvement,  any  theretofore
          unimproved real property or portion thereof on which the property is so constructed, or the improvement is located);

                (iii) Debt of the Company permitted under Section 6.4(a) Issued in connection with the merger or consolidation of a Subsidiary with the Company or in connection with the sale, lease or other disposition of the Property or assets of a Subsidiary as an entirety (or substantially as an entirety) to the Company; provided, however, that (1) such Debt was existing immediately prior to the time such Subsidiary was merged or consolidated with the Company or the time of sale, lease or other disposition of the properties and assets of such Subsidiary to the Company, (2) such Debt was neither Issued as consideration in, or to provide all or any portion of the funds or credit support used to consummate, or otherwise in anticipation of, the transaction or series of related transactions pursuant to which such Subsidiary previously became a Subsidiary (or any refinancings thereof) nor Issued to acquire any Person or the property or assets of any Person (or any refinancings thereof) and
          (3) such Debt is not secured by any property or assets of the Company or any Subsidiary other than the property or assets subject thereto immediately prior to the time such Subsidiary was merged or consolidated with the Company or the time of sale, lease or other disposition of the properties and assets of such Subsidiary to the Company;

                (iv) Debt of a Subsidiary permitted under Section 6.5(iii) if such Debt is not secured by any property or assets of the Company or any Subsidiary other than the property or assets of such Subsidiary (other than property or assets acquired, directly or indirectly, from the Company or another Subsidiary) or the Capital Stock of such Subsidiary;

                (v) Debt of a Subsidiary permitted under Section 6.5(iv) if such Debt is not secured by any property or assets of the Company or any Subsidiary other than the property or assets of such Subsidiary;

                (vi) Debt of a Subsidiary permitted under Section 6.5(vi), so long as (1) the Debt exchanged, refunded or refinanced thereby was Secured Debt and (2) the Debt so permitted is not secured by any property or assets of the Company or any Subsidiary other than the property securing the Secured Debt being exchanged, refunded or refinanced or other property or assets of such Subsidiary;

                (vii)     Debt   of  the   Company  permitted   under  Section
          6.4(b)(iii),  Section 6.4(b)(viii) (to the  extent that  the Debt in respect of which such Interest Rate Protection Agreement was entered into  is secured or  to the  extent that the collateral  consists of property otherwise subject to a Lien permitted by this Section  6.2)
          or  Section 6.4(b)(ix)  and Debt  of  a  Subsidiary permitted  under
          Section 6.5(viii) (to the extent that  the Debt in respect  of which such  Interest Rate Protection Agreement was entered into is secured or to the extent that the collateral consists of property  otherwise
          subject to a Lien permitted by this Section 6.2), Section 6.5(ix) or
          Section 6.5(x);

                (viii) Secured Debt of the Company outstanding on the Effective Date and Secured Debt Issued in exchange for, or the proceeds of which are used to refund or refinance, Secured Debt of the Company otherwise permitted by clauses (i)-(vii) of this Section
          6.2 or Secured Debt of the Company permitted by this clause (viii); provided, however, that the principal amount of the Secured Debt so Issued shall not exceed the principal amount of the Secured Debt so exchanged, refunded or refinanced and the Secured Debt so Issued shall not be secured by any property or assets of the Company or any Subsidiary other than the property or assets of the Company securing the Secured Debt so exchanged, refunded or refinanced; and

                (ix) Secured Debt of a Subsidiary outstanding on the Effective Date and Secured Debt Issued in exchange for, or the proceeds of which are used to refund or refinance, Secured Debt of such Subsidiary otherwise permitted by clauses (i)-(vii) of this
          Section 6.2 or Secured Debt of such Subsidiary permitted by this clause (ix), provided, however, that the principal amount of the Secured Debt so Issued shall not exceed the principal amount of the Secured Debt so exchanged, refunded or refinanced and the Secured Debt so Issued shall not be secured by any property or assets of the Company or any Subsidiary other than the property or assets of such Subsidiary securing the Secured Debt so exchanged, refunded or refinanced.

          6.3 Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Subsidiary to, enter into any Sale/Leaseback Transaction unless:

                (i) the Company or such Subsidiary would be entitled to create a Lien on such property securing Debt in an amount equal to the Attributable Debt with respect to such arrangement without equally and ratably securing the Term Loans pursuant to Section 6.2; or

                (ii) at the election of the Company, the Company shall deem such Sale/Leaseback Transaction to be an Asset Disposition subject to Section 6.8, except that the Net Available Cash therefrom shall be applied first in accordance with Section 6.8(a)(ii)(A), second in accordance with Section 6.8(a)(ii)(C) and third in accordance with
          Section 6.8(a)(ii)(D).

          6.4 Limitation on Company Debt. (a) The Company shall not Issue, directly or indirectly, any Debt unless the Consolidated EBITDA Coverage Ratio determined on the date of Issuance of such Debt exceeds 2.0 to 1.0.

          (b) Notwithstanding Section 6.4(a), the Company may Issue the following Debt:

                (i)   Debt Issued  pursuant to the Credit  Agreement or  other
          financing arrangement in  an aggregate principal amount  outstanding
          at  any  time   of  Issuance  which,  together  with  all   Debt  of
          Subsidiaries then outstanding and Issued pursuant to Section 6.5(i),
          does not exceed  the greater of (1) $155,000,000  and (2) the sum of
          (i) 50% of the  book value of the inventory  of the Company and  its
          Subsidiaries (before giving effect to  any LIFO reserve with respect to such  inventory) and (ii) 80%  of the book  value of the accounts receivable of  the Company and  its Subsidiaries; provided, however, that, so long as a class of the Company's long-term senior unsecured debt  is Investment Grade Debt, the above percentages will be 60% of the book  value of inventory  and 90% of the book  value of accounts receivable.

                (ii) Debt owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt (other than to a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company;

                (iii) Debt represented by Capital Lease Obligations (including the Capital Lease Financing Facility) and guarantees of joint venture obligations not to exceed an aggregate amount of $25,000,000 at any one time outstanding;

                (iv) Debt Issued in any fiscal year to finance Consolidated Capital Expenditures, which Debt in such year, together with any Debt Issued during such year pursuant to Section 6.5(ix), does not exceed $25,000,000;

                (v) Debt outstanding on the Effective Date (other than Debt permitted by clauses (i) and (ii) of this Section 6.4(b)) and, upon the merger or consolidation of Holdings and the Company, the 16% Debentures;

                (vi) Debt Issued in exchange for, or the proceeds of which are used to refund or refinance, any Debt permitted by Section 6.4(a) or by clauses (iii), (iv) or (v) of this Section 6.4(b) or this clause (vi); provided, however, that, with the exception of any Debt permitted by clause (iv) of this Section 6.4(b) with respect to Debt represented by Capital Lease Obligations, (1) the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so exchanged, refunded or refinanced, (2) the Debt so Issued (A) shall not mature prior to the Stated Maturity of the Debt so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced and (3) if, in the case the Debt to be exchanged, refunded or refinanced is a Subordinated Obligation, such Debt is subordinated to the Term Loans at least to the extent and in the manner that the Debt to be exchanged, refunded or refinanced is subordinate to the Term Loans;

                (vii)   the Term Loans and Debt Issued in exchange for, or the
          proceeds  of  which  are  used to  refund  or  refinance,  any  Debt permitted by  this Section 6.4(b)(vii);  provided, however, that (1)
          the principal amount  of the  Debt so  Issued shall  not exceed  the lesser  of  (a)  the  principal  amount of  the  Debt  so exchanged, refunded or refinanced  and (b) the amounts actually paid  to redeem or  repurchase such  Debt and (2)  the Debt so Issued  (A) shall not
          mature  prior to  the  Stated  Maturity of  the Debt  so  exchanged, refunded  or refinanced and (B)  shall have an Average Life equal to or greater than the remaining Average Life of the Debt so exchanged, refunded or refinanced;

                (viii) Debt of the Company represented by Interest Rate Protection Agreements, foreign currency hedges and similar agreements entered into in respect of any other Debt of the Company otherwise permitted to be Issued under this Section 6.4; and

                (ix) Debt in an aggregate principal amount which, together with (1) all other Debt of the Company then outstanding (other than Debt permitted by Section 6.4(a) or clauses (i) through (viii) of
          Section 6.4(b)) and (2) all Debt and Preferred Stock of Subsidiaries then outstanding permitted under Section 6.5(x), does not exceed $25,000,000.

          6.5 Limitation on Debt and Preferred Stock of Subsidiaries. The Company shall not permit any Subsidiary to Issue, directly or indirectly, any Debt or Preferred Stock except:

                (i) Debt of a Subsidiary Issued pursuant to any revolving credit or other financing arrangement in an aggregate principal amount outstanding at any time which does not exceed the sum of (1) 50% of the book value of the inventory of such Subsidiary (before giving effect to any LIFO reserve with respect to such inventory) and (2) 80% of the book value of the accounts receivable of such Subsidiary; provided, however, that so long as a class of the Company's long-term senior unsecured debt is Investment Grade Debt, the above percentages will be 60% of the book value of inventory and 90% of the book value of accounts receivable; provided further, however, that the Company would have been permitted to Issue such Debt pursuant to clause (i) of Section 6.4(b);

                (ii) Debt or Preferred Stock Issued to and held by the Company or by a Wholly Owned Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Subsidiary ceasing to be a Wholly Owned Subsidiary or any transfer of such Debt or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt or Preferred Stock by the Issuer thereof;

                (iii) Debt or Preferred Stock of a New Subsidiary Issued in connection with the acquisition of a Third Party Person or any property or assets of a Third Party Person including Debt or Preferred Stock Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such New Subsidiary became a Subsidiary or by which such New Subsidiary acquired such Third Party Person or property and assets of such Third Party Person if immediately thereafter, the Company could Issue $1.00 of additional Debt under Section 6.4(a);

                (iv)   Debt or  Preferred  Stock of  a Subsidiary  Issued  and
          outstanding on or  prior to  the date on which  such Subsidiary  was
          acquired by the  Company (other than Debt or Preferred  Stock Issued as consideration in, or  to provide all or any portion of  the funds
          or  credit   support  utilized   to  consummate,   or  otherwise  in
          anticipation of,  the transaction or  series of related transactions pursuant  to  which  such Subsidiary  became  a  Subsidiary  or  was acquired by  the Company),  if immediately after the  date on  which such Subsidiary was acquired by the Company, the Company could Issue
          $1.00 of additional Debt under Section 6.4(a);

                (v) Debt or Preferred Stock Issued and outstanding on or prior to the Effective Date;

                (vi) Debt or Preferred Stock Issued in exchange for, or the proceeds of which are used to refund or refinance, Debt or Preferred Stock referred to in clauses (iii), (iv) or (v) or this clause (vi) of this Section 6.5; provided, however, that (1) the principal amount of such Debt or Preferred Stock so Issued shall not exceed the principal amount of the Debt or Preferred Stock so exchanged, refunded or refinanced and (2) the Debt or Preferred Stock so Issued
          (A) shall not mature prior to the Stated Maturity of the Debt or final redemption date (if any) of the Preferred Stock being exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Debt or Preferred Stock being exchanged, refunded or refinanced;

                (vii) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary then such event shall be deemed to constitute the Issuance of such Debt by the Issuer thereof;

                (viii) Debt of any Subsidiary represented by Interest Rate Protection Agreements, foreign currency hedges and similar agreements entered into in respect of any other Debt of such Subsidiary otherwise permitted under this Section 6.5;

                (ix) Debt Issued by Foreign Subsidiaries in any fiscal year to finance Consolidated Capital Expenditures, which Debt in such year, together with any Debt Issued during such year pursuant to
          Section 6.4(b)(iv), does not exceed $25,000,000; and

                (x) Debt or Preferred Stock in an aggregate principal amount which, together with (1) all other Debt and Preferred Stock of Subsidiaries then outstanding (other than Debt or Preferred Stock permitted by clauses (i) through (ix) of this Section 6.5) and (2) Debt of the Company Issued under Section 6.4(b)(ix), does not exceed $25,000,000.

          6.6   Limitation on Restricted  Payments.   (a)   The Company  shall
    not, and shall not permit any Subsidiary, directly or indirectly, to:

                (i)  declare or  pay any dividend or make any distribution  on or in  respect to  its Capital  Stock or  to the  direct or indirect holders of  its Capital  Stock  as such,  including any  payment  in connection  with any merger or consolidation  of the Company, except for (1) any  dividends or distributions payable solely in  shares of its Capital  Stock that  is not Redeemable Stock,  (2) dividends  or
          distributions  payable  to  the  Company or  a  Subsidiary  and  (3)
          dividends  or  distributions  payable  to  holders  (other than  the
          Company  or any  of its  Affiliates) of  a  class of  a Subsidiary's
          Capital Stock that is  held by  the Company or  a Subsidiary,  which dividends or distributions also were paid pro rata to the Company or a Subsidiary;

                (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company;

                (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

                (iv)     make  any   Investment  (other   than  any  Qualified
          Investment) in any Person

    (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment described in clauses (i)-(iv) of this Section 6.6(a) being hereinafter referred to as a "Restricted Payment") if at the time the Company or such Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Company is not able to Issue $1.00 of additional Debt under Section 6.4(a); or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Effective Date would exceed the sum of:

          (A) 50% of the Consolidated Adjusted Net Income accrued for the period (treated as one accounting period) commencing with the fiscal quarter during which the Effective Date occurs to and including the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Adjusted Net Income shall be a deficit, minus 100% of such deficit);

          (B) the aggregate Adjusted Net Cash Proceeds received by the Company from the Issue or sale of its Capital Stock (other than Redeemable Stock) subsequent to the Effective Date (other than the Issuance or sale to a Subsidiary or an employee stock ownership plan);

          (C) the aggregate Adjusted Net Cash Proceeds received by the Company from the Issue or sale of its Capital Stock (other than Redeemable Stock) to an employee stock ownership plan subsequent to the Effective Date, but (if such employee stock ownership plan Issues any Debt) only to the extent that any such proceeds are equal to any increase in the Consolidated Adjusted Net Worth of the Company resulting from principal repayments made by such employee stock ownership plan with respect to Debt Issued by it to finance the purchase of such Capital Stock;

          (D) the amount by which Debt of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Effective Date of any Debt of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

          (E) the aggregate cash received by the Company after the Effective Date as capital contributions to the Company; and

          (F) to the extent an Investment made by the Company or a Subsidiary after the Effective Date was included in the amount of a Restricted Payment, the aggregate cash received by the Company in connection with the disposition or repayment of or return on such Investment made after the Effective Date, which amount shall not exceed the amount of such Restricted Payment.

          (b)   The provisions of Section 6.6(a) shall not prohibit:

                (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the Adjusted Net Cash Proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock and other than Capital Stock Issued or sold to a Subsidiary or an employee stock ownership plan); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Adjusted Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of Section 6.6(a);

                (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Debt of the Company; provided, however, that such Debt (A) shall be subordinated to the Term Loans at least to the same extent and in the manner that the Subordinated Obligations so exchanged, purchased or redeemed are subordinated to the Term Loans, (B) shall not mature prior to the Stated Maturity of such Subordinated Obligations and (C) shall have an Average Life greater than the remaining Average Life of such Subordinated
          Obligations; provided further, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                (iii) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 6.8; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

                (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 6.6; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                (v)  so  long as no Default has  occurred and is continuing or would result from such transaction, any Restricted Payment to be applied by Holdings to, or any Restricted Payment consisting of, the repurchase of shares of Capital Stock of Holdings or the Company from any present or former employee or director of Holdings, the Company or any Subsidiary (or from such employee's or director's respective heirs, legatees, personal representatives, successors and permitted assigns, and permitted transferees) in connection with the death, disability or termination of employment of such employee or director in accordance with the terms of the Management Agreements (or on terms more favorable to the Company); provided, however, that the aggregate amount of such Restricted Payments in any fiscal year shall not exceed the sum of (x) $5,000,000 and (y) an amount equal to the aggregate Adjusted Net Cash Proceeds of any sale of shares of common stock of Holdings or the Company to any officer or employee of Holdings, the Company or any Subsidiary subsequent to the Effective Date which, in the case of the common stock of Holdings, shall have been contributed to the capital of the Company minus the aggregate amount of Restricted Payments previously made pursuant to this Section 6.6(b)(v); provided further, however, that the aggregate Adjusted Net Cash Proceeds of any sale of shares of common stock to Holdings or the Company under Section 6.6(b)(v)(y) which is utilized to make a Restricted Payment under this Section 6.6(b)(v) shall not be included under clauses (B) through (E) of Section 6.6(a); provided further, however, that such amount shall be excluded in the calculation of the amount of Restricted Payments;

                (vi)  any  payments which are permitted by clauses  (i), (ii),
          (iv) and (v) of Section 6.9; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

                (vii) so long as no Event of Default or Default (except a Default pursuant to clause (c) (other than pursuant to Section 6.11), (d), (f) (in the case of an involuntary proceeding) or (g) of
          Section 7) shall have occurred and be continuing (or would result therefrom), the declaration and payment of dividends (or the making of loans or advances) to Holdings for the purpose of and in an amount which shall not exceed the amount necessary for the payment in cash of the interest expense on outstanding 16% Debentures as such interest becomes due and payable in cash; provided, however, that 50% of such dividends, loans or advances shall be included in the calculation of the amount of Restricted Payments;

                (viii)   so  long  as no  Default shall  have occurred  and be
          continuing (or would  result therefrom), the declaration and payment of dividends  (or the making  of loans or advances)  to Holdings for the redemption,  repurchase,  defeasance  or  other  acquisition  or retirement  for value  of the 16%  Debentures on  or prior  to their
          Stated  Maturity;  provided,  however, that,  at  the  time  of  the declaration thereof,  the Consolidated EBITDA  Coverage Ratio, after giving effect to  the Issuance of any Debt in  connection therewith, would be greater  than 1.75 to 1.0; provided further,  however, that
          such  dividends,  loans  or  advances  shall  be  excluded   in  the
          calculation of the  amount of Restricted Payments to the  extent the
          same  are funded from  any Specified Source, and  shall otherwise be included in the calculation of the amount of Restricted Payments;

                (ix) in the event the 16% Debentures become obligations of the Company, the payment, or the redemption, repurchase, defeasance or other acquisition or retirement for value, of the 16% Debentures on or prior to their Stated Maturity; provided, however, that, at the time of the redemption, repurchase, defeasance, acquisition or retirement thereof, the Consolidated EBITDA Coverage Ratio would be greater than 1.75:1; provided further, however, that such payment, redemption, repurchase, defeasance or retirement for value shall be excluded in the calculation of the amount of Restricted Payments to the extent the same are funded from any Specified Source, and shall otherwise be included in the calculation of the amount of Restricted Payments;

                (x) the payment of a management fee to Holdings in an amount not to exceed $2.5 million annually; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments; and

                (xi) so long as no Default has occurred and is continuing or would result from such transaction, following the initial Public Equity Offering of common stock, dividends in an aggregate amount in any year not to exceed 6% of the aggregate Adjusted Net Cash
          Proceeds received by the Company in connection with such initial Public Equity Offering and any subsequent Public Equity Offering of common stock; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments.

          (c) Notwithstanding anything to the contrary in this Section 6.6, in no event may the Company or any Subsidiary make any Restricted Payment which it is not permitted to make pursuant to the terms of the 10% Senior
    Note Indenture.

          6.7 Limitation on Restrictions on Distributions from Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt or other obligation owed to the Company;

                (ii)  make any loans or advances to the Company; or

                (iii)  transfer any of its property or assets to the Company;

    other than

          (A) any encumbrance or restriction pursuant to an agreement as in effect on the Effective Date,

          (B)   any encumbrance  or restriction  with respect  to a Subsidiary pursuant to an  agreement relating to any Debt Issued  by such
                Subsidiary  on or prior  to the date on  which such Subsidiary
                was  acquired  by  the  Company (other  than  Debt  Issued  as consideration  in, or  to provide  all or  any portion  of the funds or  credit support utilized  to consummate, or otherwise in  anticipation  of, the  transaction  or  series  of related transactions  pursuant  to  which  such  Subsidiary  became  a
                Subsidiary  or was  acquired  by the  Company or  otherwise in anticipation of its  becoming a Subsidiary) and outstanding on such date,

          (C) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Debt Issued pursuant to an agreement referred to in the foregoing clauses (A) or (B); provided, however, that the encumbrances and restrictions of the type implicated by this Section 6.7 contained in any such refinancing agreement are no less favorable to the Lenders than encumbrances and restrictions contained in the agreement covering Debt being refinanced,

          (D) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease,

          (E) in the case of Section 6.7(iii), restrictions contained in security agreements securing Debt of a Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements,

          (F) any encumbrance or restriction relating to a Non-Recourse Subsidiary,

          (G)   any restriction contained in a license agreement,

          (H) any restriction with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Subsidiary pending the closing of such sale or disposition and

          (I)   any  encumbrance  or   restriction  relating   to  a   Foreign
                Subsidiary.

          6.8 Limitation on Sales of Assets and Subsidiary Stock. (c) The Company shall not, and shall not permit any Subsidiary to, make any Asset Disposition unless:

                (i) the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Company or such Subsidiary is in the form of cash or cash equivalents and

                (ii)  an amount equal to 100%  of the Net Available Cash  from
          such  Asset  Disposition   is  applied  by  the  Company   (or  such
          Subsidiary, as the case may be):

                (A) first, to the extent the Company or such Subsidiary is required by the terms thereof (including pursuant to the terms of any consent to such Asset Disposition required by the terms of such Debt) to prepay, repay or purchase Debt permitted under Section 6.4(b)(i) or Section 6.5(i) (other than Debt owed to the Company or an Affiliate of the Company) within 60 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) and to the extent elected by the Company, to the acquisition by the Company or any Wholly Owned Subsidiary of (x) Tangible Property or (y) a controlling interest in a business enterprise with products or markets that are similar to or complementary with the products or markets of the Company or any of its Subsidiaries on the Effective Date;

                (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), 270 days after receipt thereof to make an offer pursuant to and subject to this Section to the Lenders and the holders of any other Senior Debt designated by the Company to prepay the principal amount plus accrued interest of the Term Loans and purchase such other Senior Debt at a purchase price of 100% of the principal amount plus accrued interest; provided, however, that if the principal amount of such Term Loans and such Senior Debt, together with accrued interest to the date of prepayment or repurchase (subject to record date provisions), tendered for acceptance pursuant to such offer exceeds the balance of such Net Available Cash, then the Company will accept for prepayment the Term Loans of each Lender and for repurchase such other Senior Debt of each tendering holder on a pro rata basis (rounded to minimum denominations) in accordance with the principal amount so tendered; and

          (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and
                (C), to either (x) the acquisition of Tangible Property or a controlling interest in a business enterprise or (y) the prepayment, repayment or purchase of Debt (other than any Redeemable Stock) of the Company or Debt of any Subsidiary (in each case other than Debt owed to the Company or an Affiliate of the Company) and thereafter to the purchase of Redeemable Stock of the Company (other than Redeemable Stock beneficially owned by an Affiliate of the Company), in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in clause (C) is consummated.

    Notwithstanding the  foregoing provisions  of the  preceding sentence, the
    Company  and its  Subsidiaries  shall not  be required  to  apply any  Net
    Available Cash in accordance  with this Section 6.8 until and only  to the
    extent that the  aggregate Net Available Cash from all  Asset Dispositions which  are  not  applied  in  accordance  with  this  Section  6.8  exceed
    $15,000,000, provided, however, that if a class of the Company's long-term unsecured debt is  Investment Grade Debt (and such Asset  Disposition does not  cause  such Debt  to  not be  Investment Grade  Debt), the  amount of
    $15,000,000 in  this sentence shall be the greater of  $15,000,000 and 10%
    of Consolidated  Net Tangible  Assets immediately  after giving  effect to
    such Asset  Disposition.    Pending  application  of  Net  Available  Cash
    pursuant to this Section 6.8, such Net Available Cash shall be invested in
    Permitted Investments of  the types described in clauses (i)-(iii)  of the
    definition thereof.    The  Company shall  not  be required  to  make  any
    prepayment of Term Loans pursuant to this Section 6.8 if the Net Available
    Cash available therefor (after application of the proceeds as provided  in clauses (A)  and (B)  above) is  less than  $5,000,000 for  any particular
    Asset Disposition  (which  lesser  amounts  shall  not be  aggregated  and carried forward for  purposes of determining whether an offer  is required with  respect  to  the  Net  Available  Cash  from  any  subsequent  Asset
    Disposition).  For the purposes of this covenant, the following are deemed to be cash:  (x) the assumption of  Debt of the Company  or any Subsidiary and the  release of the  Company or such Subsidiary from  all liability on such Debt  in connection  with such Asset Disposition  and (y)  securities received  by the  Company or any Subsidiary  from the  transferee that are promptly converted by the Company or such Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the prepayment of Term Loans pursuant to Section 6.8(a)(ii)(C), the Company will be required to prepay Term Loans and repurchase Senior Debt tendered pursuant to an offer by the Company for the Term Loans and the Senior Debt (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 6.8(c). If the aggregate prepayment amount of Term Loans and purchase price of Senior Debt tendered pursuant to the Offer is less than the Net Available Cash allotted to the prepayment of the Term Loans and repurchase of Senior Debt, the Company shall apply the remaining Net Available Cash in accordance with Section 6.8(a)(ii)(D).

          (c)  (i) Promptly,  and in any  event within the earlier  of (A) 300 days after the date of each Asset Disposition as to which the Company must make an Offer or  (B) the date  that the Company  determines that it  will make an offer in accordance with Section 6.8(a)(ii)(C), the Company  shall be  obligated  to  deliver  to  the  Administrative  Agent  and  send,  by first-class mail to each Lender, a written  notice stating that the Lender may elect to have  such Lender's Term Loans prepaid by the  Company either in whole or in part (subject to prorating as  hereinafter described in the event  the Offer  is oversubscribed)  in integral  multiples of  $1,000 of
    principal amount.   The  notice shall specify  a prepayment  date not less
    than 30 days nor  more than  60 days after  the date of  such notice  (the
    "Prepayment Date")  and shall contain  information concerning the business of the Company which  the Company in good faith believes will  enable such
    Lenders to make an informed decision (which at a  minimum will include (i)
    a  description   of  material  developments   in  the  Company's  business
    subsequent to the  date of the most recent financial  statements delivered to the  Lenders and  (ii)  if material,  appropriate pro  forma  financial information)  and  all  instructions  and  materials  necessary  to  elect
    prepayment of  the Term  Loans pursuant  to the Offer,  together with  the information contained in clause (iii) below.

          (ii) Not later than the date upon which written notice of an Offer is delivered to the Administrative Agent as provided below, the Company shall deliver to the Administrative Agent an Officers' Certificate as to
    (A) the amount of the Offer (the "Offer Amount"), (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 6.8(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) (the Trustee and any such paying agent being referred to herein as the "Paying Agent") in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. The Paying Agent shall, on the Prepayment Date, deliver payment to each Lender in the amount of the prepayment. If the aggregate prepayment amount of the Term Loans and purchase price of the other Senior Debt properly tendered is less than the Offer Amount, the Paying Agent shall deliver the excess to the Company immediately after the expiration of the period for which the Offer remains open (the "Offer Period").

          (iii) Lenders will be entitled to withdraw their election if the Administrative Agent or the Company receives not later than three Business Days prior to the Prepayment Date a telegram, telex, facsimile transmission or letter setting forth the name of the Lender and a statement that such Lender is withdrawing such election. If at the expiration of the Offer Period the aggregate principal amount of Term Loans and other Senior Debt properly tendered exceeds the Offer Amount, the Company shall select the Term Loans and other Senior Debt to be purchased on a pro rata basis (rounded to minimum denominations) in accordance with the principal amount so tendered. Lenders whose Term Loans are prepaid only in part will be issued new Term Notes equal in principal amount to the portion of the Term Loans not prepaid.

          6.9 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or any loans or advances) with any Affiliate of the Company (other than (i) transactions between the Company and any of its Subsidiaries or between Subsidiaries (other than, in each case, any Subsidiary the minority interest in which is owned by any Affiliate of the Company) and (ii) transactions with an employee stock ownership plan for the benefit of the employees of the Company and its Subsidiaries), unless any such transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with an independent third party; provided, however, that prior to consummating any such transaction which has a value equal to or greater than $10,000,000, either (1) the Company will have obtained an opinion from a nationally recognized investment banking firm or other reputable third party appraiser to the effect that the terms of such transaction are fair to the Company or such Subsidiary or at least as favorable as might reasonably have been obtained in a comparable arm's length transaction with an independent third party or (2) the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors.

          Notwithstanding  the  foregoing,  nothing  in  this   covenant  will
    prohibit any of the following:

                (i) (A) the payment of management or advisory fees not exceeding $1,000,000 per annum to Bessemer or any successor in ownership interest in the Company and (B) Bessemer providing asset portfolio management services or other investment advisory services to the Company or any of its benefit or compensation plans on a basis no less favorable to the Company than that on which Bessemer provides such services to unrelated third parties;

                (ii)  any  transaction pursuant to any  agreement described on
          Schedule 6.9;

                (iii)    any   transaction  which  is  a  Restricted  Payment;
          provided, however, that such Restricted Payment is not prohibited by
          Section 6.6;

                (iv) any payment or other transaction pursuant to any tax sharing agreement between the Company and Holdings or any other Person with which the Company is required to, or is permitted to, file a consolidated tax return or with which the Company is or could be part of a consolidated group for tax purposes; provided, however, the amount payable by the Company pursuant thereto shall not exceed the amount of taxes which the Company would have been liable for on a stand-alone basis; or

                (v) employment arrangements entered into in the ordinary course of business with officers of the Company or any Subsidiary.

          6.10 Change of Control. (a) Upon a Change of Control, each Lender shall have the right to require the Company to prepay all or any part of such Lender's Term Loan plus accrued and unpaid interest, if any, to the date of prepayment, in accordance with the terms contemplated in Section 6.10(b).

          (b) Within 30 days following any Change of Control, the Company will mail a notice to each Lender with a copy to the Administrative Agent stating:

                (i) that a Change of Control has occurred and that such Lender has the right to require the Company to prepay all or any part of such Lender's Term Loan plus accrued and unpaid interest, if any, to the date of prepayment;

                (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                (iii) the prepayment date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed in the event of a Change of Control); and

                (iv) the instructions, determined by the Company consistent with this Section 6.10, that a Lender must follow in order to have its Term Loans prepaid.

          (c) Lenders will be entitled to withdraw their election to have all or a portion of their Term Loans prepaid if the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender and a statement that such Lender is withdrawing such election.

          6.11 Mergers and Consolidations. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person unless:

                (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall assume expressly by a supplemental agreement, executed and delivered to the Administrative Agent, in form satisfactory to the Administrative Agent, all the obligations of the Company under this Agreement and the Term Notes;

                (ii) immediately prior to and after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any Subsidiary as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default has occurred and is continuing;

                (iii) immediately after giving effect to such transaction, either (A) the Consolidated EBITDA Coverage Ratio is greater than
          2.0 to 1.0 or (B) the Consolidated EBITDA Coverage Ratio is greater than the Consolidated EBITDA Coverage Ratio immediately before giving effect to such transaction; provided, however, that the Consolidated EBITDA Coverage Ratio exceeds 1.0 to 1.0;

                (iv) immediately after giving effect to such transaction, the resulting, surviving or transferee Person has Consolidated Adjusted Net Worth in an amount which is not less than the Consolidated Adjusted Net Worth of the Company prior to such transaction or, in the case of a consolidation or merger of the Company and Holdings, immediately after giving effect to such transaction, the resulting, surviving or transferee Person has Consolidated Adjusted Net Worth in an amount which is not less than the Consolidated Adjusted Net Worth of Holdings prior to such transaction; and

                (v)  the Company has delivered to the Administrative Agent  an
          Opinion of Counsel and an Officers' Certificate, each stating that such consolidation, merger or transfer and such supplemental agreement (if any) comply with this Agreement.

          The resulting, surviving or transferee Person shall be the successor
    Company and shall  succeed to,  and be substituted  for, and  may exercise every  right  and power  of,  the Company  under  the  Agreement, but  the predecessor  Company in the case of a conveyance,  transfer or lease shall
    not  be released  from  the  obligation to  pay  the principal  of  or the interest on the Term Loans when due.

          6.12  Fiscal Year.   Each  of  Holdings and  the Company  shall  not
    permit its fiscal year to end on a day other than December 31.

                SECTION 7.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

                (a) The Company shall fail to pay any principal of any Term Loan when due in accordance with the terms hereof (including pursuant to Section 6.8 or 6.10); or the Company shall fail to pay any interest on any Term Loan, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

                (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Term Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Term Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                (c) Any Loan Party shall default in the observance or performance of any agreement contained in Section 5.7(a), 5.9 or 6 of this Agreement; or

                (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Term Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a senior officer of Holdings or the Company first knew or reasonably should have known of such default or (ii) the date on which written notice thereof shall have been given to the Company by the Administrative Agent or the Required Lenders; or

                (e)    Holdings,  the  Company  or  any   of  its  Significant
          Subsidiaries shall (i) default in any payment when due of  principal of or interest on any Indebtedness (other than the Term Loans) or in the  payment of  any Guarantee  Obligation; or  (ii) default  in the observance  or  performance  of  any  other  agreement or  condition relating  to  any  such  Indebtedness  or  Guarantee  Obligation  or contained  in any  instrument or  agreement evidencing,  securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or  to  permit  the  holder  or  holders  of  such  Indebtedness  or beneficiary  or beneficiaries  of  such Guarantee  Obligation  (or a trustee  or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or such Guarantee  Obligation to become payable;
          provided,  however, that a default, event  or condition described in clause (i) or  (ii) above shall not  constitute an Event  of Default under this Agreement unless, at the time of such default,  defaults,
          events or  conditions of  the type described in  subclauses (i)  and
          (ii) of  this paragraph  (e) shall have occurred  and be  continuing with  respect  to  Indebtedness  and/or  Guarantee  Obligations  the
          outstanding  principal  amount of  which  exceeds  in  the aggregate
          $10,000,000; or

                (f) (i) Holdings, the Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Holdings, the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or
          (iii) there shall be commenced against Holdings, the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
          (iii) above; or (v) Holdings, the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                (g) One or more judgments or decrees shall be entered against Holdings, the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $10,000,000 or more and (i) all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or (ii) enforcement proceedings shall have been commenced by any creditor upon such judgment or order;

    then, and in  any such event,  (A) if  such event is an  Event of  Default specified in clause (i) or (ii) of paragraph (f) above with respect to the
    Company,  automatically the  Term Loans  hereunder (with  accrued interest
    thereon)  and  all  other   amounts  owing  under  this   Agreement  shall
    immediately become  due and payable, and  (B) if such  event is  any other
    Event  of  Default,  with  the  consent  of  the  Required  Lenders,   the
    Administrative Agent may, or upon the request of the Required Lenders, the

    Administrative Agent shall, by notice of default to the Company, declare the Term Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                SECTION 8.  THE ADMINISTRATIVE AGENT

          8.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical as the Administrative Agent of such Lender under this Agreement and the other Term Loan Documents, and each Term Lender irrevocably authorizes Chemical, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Term Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Term Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Term Loan Document or otherwise exist against the Administrative Agent.

          8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Term Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Term Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any other Loan Party or any officer thereof contained in this Agreement or any other Term Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Term Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Term Loan Document or for any failure of the Company or any other Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Term Loan Document, or to inspect the properties, books or records of the Company or any other Loan Party.

          8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Term Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Term Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Term Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (except as otherwise expressly provided in Section 10.1) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Term Loan Documents in accordance with a request of the Required Lenders (except as otherwise expressly provided in Section 10.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Term Loans.

          8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (except as otherwise expressly provided in Section 10.1); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          8.6   Non-Reliance on Administrative  Agent and Other Lenders.  Each
    Lender expressly  acknowledges that  neither the  Administrative Agent nor any of  its officers,  directors, employees,  agents, attorneys-in-fact or affiliates has  made any representations  or warranties to it  and that no act by the  Administrative Agent hereafter taken, including any  review of the affairs of  the Company or  any other Loan Party,  shall be deemed  to constitute any  representation or warranty by the  Administrative Agent to
    any Lender.   Each Lender represents  to the Administrative Agent  that it has, independently  and without reliance upon  the Administrative Agent or any other  Lender, and based  on such documents and information  as it has deemed appropriate, made  its own appraisal of and investigation  into the
    business,  operations,  property,  financial   and  other  condition   and
    creditworthiness  of the Company and  the other Loan Parties  and made its
    own  decision  to  make  its  Term  Loans hereunder  and  enter  into this
    Agreement.   Each Lender  also represents that it  will, independently and without  reliance upon the  Administrative Agent or any  other Lender, and based on such documents  and information as  it shall deem appropriate  at the  time,  continue  to  make  its own  credit  analysis,  appraisals and decisions  in taking  or not  taking action under  this Agreement  and the other  Term Loan  Documents, and  to make  such investigation as  it deems necessary  to inform  itself as  to  the  business, operations,  property, financial and other condition and creditworthiness of the Company and  the
    other Loan  Parties.   Except  for notices,  reports and  other  documents
    expressly  required to be  furnished to the Lenders  by the Administrative
    Agent hereunder,  the Administrative  Agent  shall not  have any  duty  or responsibility to provide any Lender with any credit or other  information concerning  the business,  operations,  property, condition  (financial or otherwise), prospects or creditworthiness of the Company or any other Loan
    Party which  may come into the  possession of the  Administrative Agent or any of  its officers,  directors, employees,  agents, attorneys-in-fact or affiliates.

          8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do
    so),  ratably according  to  the  respective amounts  of their  Term  Loan
    Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Term Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Term Loan Documents or any documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Term Loans and all other amounts payable hereunder.

          8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder and under the other Term Loan Documents. With respect to its Term Loans made or renewed by it, any Term Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Term Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          8.9   Successor Administrative Agent.   The Administrative Agent may
    resign  as Administrative Agent upon 10  days' notice to the  Lenders.  If the Administrative Agent  shall resign as Administrative Agent  under this
    Agreement and  the other  Term Loan Documents, then  the Required  Lenders
    shall  appoint from among the  Lenders a successor agent  for the Lenders, which successor  agent shall  be approved by the  Company (which  approval shall not be unreasonably withheld),  whereupon such successor agent shall succeed to the rights, powers and  duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent  effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any  other or further act  or deed on the part of such former Administrative Agent or any  of the parties to  this Agreement or  any holders of  the Term Loans.
    After  any retiring  Administrative Agent's resignation  as Administrative
    Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative
    Agent under this Agreement and the other Term Loan Documents.

                SECTION 9.  GUARANTEE

          9.1 Guarantee. In order to induce the Administrative Agent and the Lenders to execute and deliver this Agreement and to make or maintain the Term Loans hereunder, and in consideration thereof, Holdings hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance by the Company when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, and Holdings further agrees to pay any and all expenses (including, without limitation, all reasonable fees, charges and disbursements of counsel) which may be paid or incurred by the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under the guarantee contained in this Section 9. The guarantee contained in this Section 9, subject to Section 9.5, shall remain in full force and effect until the Obligations are paid in full.

          Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability under this Section 9, it will notify the Administrative Agent and such Lender in writing that such payment is made under the guarantee contained in this Section 9 for such purpose. No payment or payments made by the Company or any other Person or received or collected by the Administrative Agent or any Lender from the Company or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this
    Section 9 which, notwithstanding any such payment or payments, shall remain liable for the Obligations until, subject to Section 9.5, the Obligations are paid in full.

          9.2   No  Subrogation,  Contribution,  Reimbursement  or  Indemnity.
    Notwithstanding anything  to the  contrary  in  this Section  9,  Holdings hereby irrevocably waives  all rights which may have arisen  in connection with the guarantee contained in  this Section 9 to be subrogated to any of the  rights (whether  contractual,  under the  Bankruptcy  Code, including
    Section 509 thereof, under common law or otherwise) of the  Administrative
    Agent  or any  Lender against  the Company  or against  the Administrative
    Agent or any Lender for the payment of the  Obligations, until all amounts owing  to the  Administrative  Agent and  the Lenders  by  the Company  on
    account of  the Obligations  are paid  in full.   Holdings hereby  further
    irrevocably waives all contractual, common law, statutory and other rights of reimbursement,  contribution, exoneration or  indemnity (or any similar right) from  or against the Company  or any  other Person  which may  have arisen in connection with the guarantee contained in this Section 9, until all  amounts owing  to the  Administrative Agent  and the  Lenders by  the
    Company on account of the  Obligations are paid in  full.  So long  as the
    Obligations remain  outstanding, if  any  amount shall  be paid  by or  on behalf  of the Company to Holdings on  account of any of the rights waived in  this Section  9.2, such  amount shall  be held  by Holdings  in trust, segregated from other funds of Holdings, and shall, forthwith upon receipt by  Holdings, be turned over to the Administrative Agent in the exact form received by  Holdings (duly  indorsed by  Holdings  to the  Administrative
    Agent,  if  required), to  be  applied against  the  Obligations,  whether matured  or unmatured,  in  such  order as  the Administrative  Agent  may determine.

          9.3 Amendments, etc. with respect to the Obligations. Holdings shall remain obligated under this Section 9 notwithstanding that, without any reservation of rights against Holdings, and without notice to or further assent by Holdings, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, any other Term Loan Document, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 9 or any property subject thereto.

          9.4   Guarantee Absolute and Unconditional.  Holdings waives any and all  notice of the creation, renewal,  extension or accrual of  any of the
    Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 9 or acceptance of the guarantee contained in this Section 9; the  Obligations, and any of them, shall  conclusively be  deemed to have been  created, contracted  or incurred,  or renewed, extended,  amended or waived, in  reliance upon the guarantee  contained in  this  Section  9; and  all dealings  between  the
    Company or Holdings, on the one hand, and the Administrative Agent and the
    Lenders, on  the other,  shall likewise be conclusively  presumed to  have been had or consummated  in reliance upon the guarantee contained in  this
    Section 9.   Holdings  waives diligence, presentment,  protest, demand for payment and  notice of  default or  nonpayment to or upon  the Company  or
    Holdings with respect to the Obligations.  The guarantee contained in this
    Section  9 shall be  construed as a continuing,  absolute, irrevocable and unconditional guarantee of  payment without regard to (a) the  validity or
    enforceability of this  Agreement or any other Term Loan Document,  any of the Obligations or any collateral security therefor or guarantee or  right of  offset with respect thereto at any  time or from time  to time held by the  Administrative  Agent  or  any  Lender, (b)  any  defense,  setoff or counterclaim (other than a defense of payment or performance) which may at any time  be  available to  or be  asserted  by  the Company  against  the
    Administrative  Agent  or  any  Lender,  or  (c)  any  other  circumstance whatsoever  (with or  without notice  to or  knowledge  of the  Company or
    Holdings) which  constitutes,  or might  be construed  to  constitute,  an equitable  or legal discharge of  the Company  for the Obligations,  or of
    Holdings under the guarantee contained in this Section 9, in bankruptcy or in any  other instance.  When  the Administrative Agent  or any  Lender is pursuing  its rights and  remedies under this Section  9 against Holdings, the  Administrative  Agent  or any  Lender  may,  but  shall  be  under no obligation to, pursue such rights and remedies as it  may have against the
    Company  or  any  other  Person or  against  any  collateral  security  or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent  or any Lender to pursue  such other rights  or remedies or to  collect any payments  from the Company or any such other Person  or to realize upon any such collateral  security or guarantee  or to exercise any such right  of offset, or any release of the
    Company  or  any such  other Person  or of  any such  collateral security, guarantee or right of offset, shall not relieve Holdings of any  liability under  this Section  9, and  shall not  impair or  affect  the rights  and remedies, whether express, implied or available as a matter of law, of the
    Administrative Agent and the Lenders against Holdings.

          9.5 Reinstatement. The guarantee contained in this Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

          9.6 Payments. Holdings hereby agrees that any payments in respect of the Obligations pursuant to this Section 9 will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the office of the Administrative Agent specified in Section 10.2.

                SECTION 10.  MISCELLANEOUS

          10.1  Amendments  and Waivers.   Neither  this Agreement,  any other
    Term  Loan  Document, nor  any  terms hereof  or  thereof may  be amended, supplemented or modified except in accordance with the provisions of  this
    Section  10.   With  the written  consent  of  the Required  Lenders,  the
    Administrative Agent and each Loan Party party  to the relevant Term  Loan
    Document  may,   from  time  to  time,  enter   into  written  amendments,
    supplements or modifications  hereto and to the other Term  Loan Documents for the  purpose of adding any  provisions to this  Agreement or the other
    Term Loan Documents or changing in any manner the rights of the Lenders or of  the  Company or  the other  Loan  Parties hereunder  or  thereunder or waiving,  on such  terms and  conditions as  the Administrative  Agent may specify in such  instrument, any of the requirements of this  Agreement or
    the other Term Loan Documents  or any Default or Event of  Default and its
    consequences;  provided,  that  no  such  waiver  and  no such  amendment, supplement or  modification shall  (a)  forgive  the principal  amount  or extend the final stated maturity or  any scheduled installment of any Term
    Loan, or reduce the stated rate of interest on any Term Loan or extend the scheduled time of payment  of interest thereon or  increase the amount  of any  Lender's Term  Loan  Commitment,  in each  case without  the  written consent of  each Lender  directly affected thereby; (b)  amend, modify  or waive  any  provision  of  this Section  10.1  or  reduce  the  percentage specified  in  the  definition  of  Required Lenders,  or  consent  to the assignment or transfer by Holdings or the Company of any of its rights and obligations  under  this  Agreement  and  the  other  Term  Loan Documents
    (except, in  the case  of Holdings, as expressly  contemplated by  Section
    5.9) in each case without  the written consent of all the  Lenders; or (c)
    amend,  modify or waive  any provision  of Section  8 without  the written
    consent of  the then Administrative Agent.   Any such  waiver and any such
    amendment, supplement or  modification shall apply equally to each  of the
    Lenders and shall be binding upon the Company, the other Loan Parties, the
    Lenders, the  Administrative Agent  and  all future  holders of  the  Term
    Loans.  In  the case of any waiver,  the Company, the other  Loan Parties, the Lenders and the Administrative Agent shall,  to the extent provided in such waiver, be restored to their former position and rights hereunder and under the other Term  Loan Documents, and any Default or Event  of Default
    waived shall be deemed to  be cured and not continuing; but no such waiver shall extend  to any subsequent or  other Default or  Event of Default, or impair any right consequent thereon.

          10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of Holdings, the Company and the Administrative Agent, and as set forth in Schedule 1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Term Loans:

          Holdings:         BCP/Essex Holdings Inc.
                            c/o Bessemer Holdings, L.P.
                            630 Fifth Avenue
                            New York, New York  10111
                            Attention:  Robert D. Lindsay
                            Telecopy:  212-969-9032

                with copies to:   Essex Group, Inc. (at the  address set forth
                below)

                and         Cravath, Swaine & Moore
                            Worldwide Plaza
                            825 Eighth Avenue
                            New York, New York  10019
                            Attention:  Kris F. Heinzelman, Esq.
                            Telecopy:  212-474-3700

          The Company:      Essex Group, Inc.
                            1601 Wall Street
                            Fort Wayne, Indiana 46802
                            Attention:  David A. Owen
                            Telecopy:  219-461-4762

                with copies to:   BCP/Essex Holdings Inc. (at
                            the address set forth above)

                and         Cravath, Swaine & Moore (at
                            the address set forth above)

          The Administrative
          Agent:            Chemical Bank
                            c/o Chemical Securities Inc.
                            10 South LaSalle Street
                            Chicago, Illinois 60603
                            Attention:  Jonathan E. Twichell
                            Telecopy:  312-807-4077

                with copies to:   Chemical Bank Agency Services Corporation
                            Grand Central Tower
                            140 East 45th Street
                            New York, New York 10017
                            Attention:  John Bromage
                            Telecopy:  212-622-0854

    provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, 2.5 or 2.7 shall not be effective until received. Each telecopy notice to any Lender shall be followed by a hard copy thereof by mail or hand delivery, provided that the failure to do so shall not affect the effectiveness of any such notice as provided above.

          10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival   of    Representations   and   Warranties.       All
    representations and warranties made hereunder, under the other Term Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Term Loan Documents.

          10.5  Payment of Expenses and  Taxes.  The Company agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs  and expenses and internally allocated charges and reasonable fees  incurred in connection  with  the  development,  preparation  and  execution  of  this
    Agreement  and the  other  Term  Loan Documents  and any  other  documents
    prepared  in  connection  herewith  or  therewith,  the  consummation  and administration of the transactions contemplated hereby and thereby and the syndication of the  credit facilities contained herein, including, without limitation, the reasonable fees, charges  and disbursements of counsel  to the Administrative Agent, (b) to pay or reimburse the Administrative Agent for all its reasonable costs and expenses incurred in connection  with any amendment, supplement  or other modification to  this Agreement, any other
    Term Loan Documents or any other documents prepared in connection herewith or therewith, including,  without limitation, reasonable fees, charges and disbursements  of counsel  to  the  Administrative Agent,  (c) to  pay  or reimburse each Lender and the Administrative Agent for all its  reasonable costs  and  expenses  incurred  in  connection  with  the  enforcement  or preservation of  any rights  under  this Agreement,  the other  Term  Loan
    Documents  and any  other  documents prepared  in connection  herewith  or therewith, including,  without limitation,  reasonable fees,  charges  and disbursements  of counsel to  the Administrative Agent and  to each Lender
    (including  the reasonable  allocated costs  of in-house  counsel  for any
    Lender),  (d) to pay,  indemnify each Lender and  the Administrative Agent against, and hold each Lender and the Administrative Agent harmless  from, any  and all  recording and filing  fees and any and  all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes,  if any,  which  may  be payable  or  determined to  be  payable in connection  with  the  execution  and  delivery  of,  or  consummation  or administration  of  any  of  the  transactions  contemplated  by,  or  any amendment, supplement or  modification of, or any waiver or  consent under or in  respect of, this  Agreement, the other Term Loan  Documents and any other documents prepared  in connection herewith or therewith, and  (e) to pay,  and indemnify and  hold harmless each Lender  and the Administrative
    Agent and  their respective  officers, directors,  employees,  affiliates, agents and controlling  persons (each, an "indemnitee")  from and against, any and  all other  liabilities, obligations,  losses, damages, penalties, actions, judgments,  suits, costs, expenses,  charges and disbursements of any kind  or nature whatsoever  (including, without limitation, reasonable fees,  charges  and disbursements  of  counsel  to  such  indemnitee) with
    respect  to   the  execution,   delivery,  enforcement,   performance  and
    administration  of this Agreement,  the other Term Loan  Documents and any such other  documents, or the  use of proceeds  of the Term  Loans, or any claim,  litigation, investigation  or proceeding  relating  to any  of the foregoing,  regardless of  whether any  indemnitee is  a party  thereto or whether any such claim, litigation, investigation or proceeding is brought by the  Company or by  any other Person, and to  reimburse each indemnitee upon  demand  for  any  legal  or other  reasonable  expenses  incurred in connection with investigating  or defending any of the foregoing  (all the foregoing, collectively, the "indemnified liabilities"); provided that the
    Company shall have no obligation hereunder to any indemnitee with  respect to  indemnified liabilities to the extent such indemnified liabilities are found  by a  final  and nonappealable  decision  of a  court  of competent jurisdiction to  have resulted  primarily  from  the gross  negligence  or willful misconduct  of such  indemnitee.  The agreements  in this  Section
    10.5 shall  survive  repayment of  the Term  Loans and  all other  amounts payable hereunder.

          10.6  Successors and Assigns;  Assignments and Participations.   (a)
    This Agreement shall be binding upon and inure to the benefit of Holdings, the Company, the Lenders, the Administrative Agent, all future holders  of the Term Loans,  and their respective successors and assigns,  except that
    neither Holdings nor the Company  may assign or transfer any of its rights or  obligations under this Agreement  (except, in the case of Holdings, as expressly contemplated by  Section 5.9) without the  prior written consent of each Lender.

          (b) Each Lender may, with the prior consent of the Company and the Administrative Agent (such consent not to be unreasonably withheld but in the case of the Company it shall be deemed reasonable for the Company to withhold its consent if as a result of any assignment the Company would be required to pay any additional amounts pursuant to Section 2.13 or 2.14), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement and the other Term Loan Documents (including, without limitation, all or a portion of its Term
    Loan); provided, however, that (i) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, after giving effect to each such assignment, the amount of the Term Loan of the assigning Lender and the assignee Lender shall, in each case, be no less than one-tenth of the aggregate principal amount of all Term Loans then outstanding (or such lesser amount as the Company may consent to), and
    (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and pay to the Administrative Agent a processing and recordation fee of $4,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (c)  By  executing and delivering an Assignment and  Acceptance, the
    Lender assignor  thereunder  and the  assignee thereunder  confirm to  and agree with each other and the other parties hereto as  follows: (i)  other than as provided in such Assignment and Acceptance, such assigning  Lender makes no  representation or warranty  and assumes  no responsibility  with respect to  any statements,  warranties or representations made  in or  in connection with this Agreement, the other Term Loan Documents or any other instrument  or  document furnished  pursuant  hereto  or  thereto,  or the execution, legality, validity, enforceability, genuineness, sufficiency or value of  this  Agreement, the  other  Term Loan  Documents or  any  other instrument  or document  furnished pursuant  hereto or thereto;  (ii) such assigning  Lender  makes no  representation  or  warranty  and  assumes no responsibility with respect  to the financial condition of the  Company or any other  Loan Party or the  performance or observance  by the Company or any other Loan Party  of any of its obligations under this  Agreement, the other  Term Loan Documents  or any other instrument  or document furnished pursuant hereto  or thereto;  (iii)  such assignee  confirms that  it  has received a copy of  this Agreement, together with  copies of the financial statements  referred  to  in  Section  3.1 and  such  other  documents and information  as it has deemed appropriate to make  its own credit analysis and decision  to enter  into  such Assignment  and Acceptance;  (iv)  such
    assignee will, independently  and without reliance upon the Administrative
    Agent, such  assigning  Lender  or any  other  Lender  and based  on  such documents  and information  as  it  shall deem  appropriate at  the  time, continue to make  its own credit decisions in  taking or not taking action under  this  Agreement,  the  other  Term  Loan  Documents  or  any  other instrument  or document  furnished  pursuant hereto  or thereto;  (v) such assignee appoints  and authorizes  the Administrative  Agent to  take such action as agent on  its behalf and to exercise such powers  and discretion under  this  Agreement,  the  other  Term  Loan  Documents  or  any  other instrument  or  document  furnished  pursuant hereto  or  thereto  as  are delegated  to the  Administrative Agent  by the  terms hereof  or thereof, together with  such powers  and discretion  as  are reasonably  incidental thereto; and  (vi) such assignee agrees that it will perform in accordance with  their  terms all  of  the  obligations  that by  the  terms of  this
    Agreement are required to be performed by it as a Lender.

          (d) The Administrative Agent, on behalf of the Company, shall maintain at the address of the Administrative Agent referred to in Section
    10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Term Loan Commitment of, and principal amount of the Term Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Term Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Term Loan Documents, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance accepted by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company. Promptly following its receipt of such notice, the Company, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Term Note a new Term Note to the order of such assignee in an amount equal to the Term Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Term Loan hereunder, a new Term Note to the order of the assigning Lender in an amount equal to the Term Loan retained by it hereunder. Such new Term Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Term Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A.

          (f)   Each  Lender may sell  participations to one or  more banks or other entities (each, a "Participant") in all  or a portion of its  rights and obligations  under this Agreement  (including, without limitation, all or  a portion of its Term Loan); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii)  such Lender shall  remain solely  responsible  to  the other  parties hereto  for  the performance of such obligations, (iii) such Lender shall remain the holder
    of the Term Note issued to it for all purposes of this Agreement, (iv) for purposes of Section 2.14,  such Lender shall continue to be treated  as if it had  not sold  any such participation,  such that  no Participant shall have any right to any indemnity  or additional payment under such Section, and such Lender shall be entitled to receive additional payments  pursuant to such Section calculated on the assumption that it had not sold any such participation, (v)  the Company,  the Administrative  Agent and  the other
    Lenders shall  continue to  deal solely and  directly with  such Lender in connection with such Lender's rights and obligations under  this Agreement and (vi) no Participant under any such  participation shall have any right to  approve any  amendment or  waiver of  any provision  of any  Term Loan
    Document, or any  consent to  any departure by any  Loan Party  therefrom, except  to the extent that  such amendment, waiver or consent would reduce the  principal of,  or interest  on, the  Term Loans  or any  fees payable hereunder, in each case  to the extent  subject to such participation,  or postpone the  date of  the final maturity  of, or  any date  fixed for any payment of interest on, the Term Loans, in each case to the extent subject to such participation.  Notwithstanding the foregoing, the  Company agrees
    that  each  such  Participant  shall,  to  the  extent  provided  in   its
    participation, be entitled to the rights and benefits under Sections  2.13 and 2.15 and all rights to, or  rights to request, information under  this
    Agreement  with respect to its participating interest, in  each case as if such Participant were a Lender and in each case as with effect as from the date of effectiveness of the applicable participation.

          (g) The Company authorizes each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement; provided, that, unless the Administrative Agent and the Company shall otherwise agree, prior to any such disclosure such Transferee shall have executed a Confidentiality Letter in the form of Exhibit E.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Term Loans to any Federal Reserve Bank in accordance with applicable law.

          10.7  Adjustments; Setoff.

          (a)  If any Lender (a "benefitted Lender") shall at any time receive any payment of  all or  part of its  Term Loans,  or interest  thereon, or
    receive  any  collateral   in  respect  thereof  (whether  voluntarily  or
    involuntarily, by setoff, pursuant to events or proceedings of the  nature referred to in Section 7(f),  or otherwise), in a  greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of  such other  Lender's  Term Loans,  or interest  thereon,  such benefitted  Lender shall  purchase for  cash from  the other  Lenders such portion of  each such  other Lender's  Term Loans,  or shall  provide such other Lenders with  the benefits of  any such collateral, or  the proceeds thereof,  as shall be necessary  to cause such  benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such
    excess  payment or benefits  is thereafter recovered from  such benefitted
    Lender, such  purchase shall  be  rescinded, and  the purchase  price  and benefits returned, to  the extent of such recovery, but  without interest.
    The Company agrees that  each Lender  so purchasing a  portion of  another
    Lender's Term Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion  as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, without prior notice to Holdings or the Company, any such notice being expressly waived by Holdings and the Company to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Company hereunder or under any Term Notes (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Company. Each Lender agrees promptly to notify Holdings, the Company and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

          10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 INTEGRATION. THIS AGREEMENT REPRESENTS THE ENTIRE AGREEMENT OF HOLDINGS, THE COMPANY, THE ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF, WHICH SUCH AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN OR AMONG ANY OF THE PARTIES HERETO, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE ADMINISTRATIVE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER TERM LOAN DOCUMENTS.

          10.11 GOVERNING LAW. THIS AGREEMENT AND ANY TERM NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY TERM NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Company hereby irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Term Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Company, as the case may be, at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements.   Each  of Holdings  and the  Company hereby
    acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Term Loan Documents;

                (b) neither the Administrative Agent nor any Lender has any fiduciary relationship to Holdings or the Company, and the relationship between Administrative Agent and Lenders, on one hand, and Holdings and the Company, on the other hand, is solely that of creditor and debtor; and

                (c) no joint venture exists among the Lenders or among Holdings, the Company and the Lenders.

          10.14 WAIVERS OF JURY TRIAL. HOLDINGS, THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TERM LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          10.15 Confidentiality. Neither the Administrative Agent nor any Lender shall disclose any Confidential Information to any Person without the prior consent of the Company, other than (a) to the Administrative Agent's or such Lender's affiliates and their officers, directors, employees, agents and advisors, (b) to actual or prospective assignees and participants, and then only on a confidential basis as contemplated in
    Section 10.6(g) and upon the prior delivery of the confidentiality letter contemplated therein, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners) regulating or having jurisdiction over the Administrative Agent or any Lender.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                              BCP/ESSEX HOLDINGS INC.


                                        By:   /s/ David A. Owen
                                              ---------------------------
                                        Name: David A. Owen
                                        Title: Executive Vice President


                                        ESSEX GROUP, INC.


                                        By:   /s/ David A. Owen
                                              ---------------------------
                                        Name: David A. Owen
                                        Title: Executive Vice President


                                        The Administrative Agent:

                                        CHEMICAL BANK


                                        By:   /s/ Lisa D. Benitez
                                              ---------------------------
                                        Name: Lisa D. Benitez
                                        Title: Vice President


                                        The Lenders:

                                        CHL HIGH YIELD LOAN PORTFOLIO, A UNIT
                                          OF CHEMICAL BANK


                                        By:   /s/ Richard Stewart
                                              ---------------------------
                                        Name: Richard Stewart
                                        Title: Vice President

                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:   /s/ Timothy M. Barnes
                                              ---------------------------
                                        Name: Timothy M. Barnes
                                        Title: Managing Director


                                        THE NORTHWESTERN MUTUAL LIFE
                                          INSURANCE COMPANY


                                        By:   /s/ Jerome R. Powers
                                              ---------------------------
                                        Name: Jerome R. Powers
                                        Title: Vice President


                                        ORIX USA CORPORATION


                                        By:   /s/ Masaaki Tashiro
                                              ---------------------------
                                        Name: Massaaki Tashiro
                                        Title: Deputy President & COO


                                        PROTECTIVE LIFE INSURANCE COMPANY


                                        By:   /s/ Mark K. Okada
                                              ---------------------------
                                        Name: Mark K. Okada
                                        Title: Principal
                                          Protective Asset Management Co.

                                        THE TRAVELERS INDEMNITY COMPANY


                                        By:   /s/ John W. Petchler
                                              ---------------------------
                                        Name: John W. Petchler
                                        Title: Second Vice President

                                        THE TRAVELERS INSURANCE COMPANY


                                        By:   /s/ John W. Petchler
                                              ---------------------------
                                        Name: John W. Petchler
                                        Title: Second Vice President


                                                                  Schedule 1.1



                                                               Amount of Term
    Name and Address of Lender                                 Loan Commitment
    --------------------------                                 ---------------

    CHL HIGH YIELD LOAN PORTFOLIO,
    A UNIT OF CHEMICAL BANK                                        $15,000,000
    270 Park Avenue, 8th Floor
    New York, New York  10017
    Attention:  Richard W. Stewart
    Telephone:  212-270-4679
    Telecopy:  212-270-9647

    THE FIRST NATIONAL BANK OF BOSTON                               $5,000,000
    100 Federal Street
    Boston, Massachusetts  02110
    Attention:  Tim Barnes
    Telephone:  617-434-7976
    Telecopy:

    THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY                 $15,000,000
    720 East Wisconsin Avenue
    Milwaukee, Wisconsin  53202
    Attention:  Jeffrey J. Lueken
    Telephone:  414-299-2572
    Telecopy:  414-299-7124

    ORIX USA CORPORATION                                            $5,000,000
    780 Third Avenue
    New York, New York  10017
    Attention:  Arnold Kawano
    Telephone:  212-418-8355
    Telecopy:  212-418-8308

    PROTECTIVE LIFE INSURANCE COMPANY                               $5,000,000
    13455 Noel Road, LB#45
    Two Galleria Tower, Suite 1150
    Dallas, Texas  75230
    Attention:  Mark Okada
    Telephone:  214-233-4300
    Telecopy:  214-233-4343

    TRAL & CO.                                                     $15,000,000
    One Tower Square
    Hartford, Connecticut  06183
    Attention:  John W. Petchler
    Telephone:  203-277-5346
    Telecopy:  203-954-5243


                                                               Schedule 3.1(b)


                                LIABILITIES, ETC.


                                       None


                                                                  Schedule 3.5


                                    LEGAL BAR


                                       None


                                                                 Schedule 3.14


                                   SUBSIDIARIES


    Diamond Wire & Cable Co.
    Essex Group, Inc.
    Essex Group Export Inc.
    Essex International, Inc.
    Essex Wire Corporation
    ExCel Wire and Cable Co.
    Interstate Industries Holdings Inc.
    Interstate Industries, Inc.
    US Samica Corporation
    Bristol Wire Company
    Essex Group Mexico Inc.
    Essex Group Mexico, S.A. de C.V.


                                                                  Schedule 6.9


                            AGREEMENTS WITH AFFILIATES


                                       None


                                                                     EXHIBIT A

                                FORM OF TERM NOTE



    $__________                                             New York, New York
                                                          __________ ___, 1995


          FOR VALUE RECEIVED, the undersigned, ESSEX GROUP, INC., a Michigan corporation (the "Company"), hereby unconditionally promises to pay to the order of _____________________(the "Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, the principal amount of _______________________ DOLLARS ($_________), or, if less, the unpaid principal amount of the Term Loan made by the Lender pursuant to Section 2.1(a) of the Agreement, as hereinafter defined. The principal amount hereof shall be paid in the amounts and on the dates specified in Section 2.2 of the Agreement. The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.9 of such Agreement.

          The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of the Term Loan made by the Lender and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Term Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in such endorsement shall not affect the obligations of the Company in respect of such Term Loan.

          This Note (a) is one of the Term Notes referred to in the Senior Unsecured Note Agreement dated as of April ___, 1995 (as amended, supplemented or otherwise modified from time to time, the "Agreement"; terms defined therein being used herein as therein defined unless otherwise defined herein), among BCP/Essex Holdings Inc., the Company, the Lender, the other banks and financial institutions from time to time parties thereto and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in Sections 2.5 and 2.6, respectively, of the Agreement.

          Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in Section 7 of the Agreement.

          All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

          Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.


                                                                             2

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        ESSEX GROUP, INC.


                                        By: __________________________________

                                              Name: __________________________

                                              Title: _________________________


                                                                    Schedule A
                                                                  to Term Note


               LOANS, CONVERSIONS AND REPAYMENTS OF ABR TERM LOANS

    [CAPTION]

                                                       Amount of ABR    Unpaid
                   Amount     Amount       Amount of     Term Loans    Principal
                  of ABR   Converted to  Principal of   Converted to  Balance of
                    Term     ABR Term      ABR Term      Eurodollar    ABR Term   Notation
            Date   Loans       Loans     Loans Repaid    Term Loans      Loans     Made By
            ----  -------  ------------  ------------  -------------  ----------   -------










































    /TABLE

                                                                    Schedule B
                                                                  to Term Note


    LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR TERM LOANS

    [CAPTION]

                                        Interest    Amount of   Amount of
                                       Period and   Principal   Eurodollar     Unpaid
                           Amount      Eurodollar      of       Term Loans   Principal
            Amount of   Converted to   Rate with   Eurodollar   Converted    Balance of
            Eurodollar   Eurodollar     Respect    Term Loans     to ABR     Eurodollar  Notation
     Date   Term Loans   Term Loans     Thereto      Repaid     Term Loans   Term Loans   Made By
     ----   ----------  ------------   ----------  ----------   ----------   ----------  --------









































    /TABLE

                                                                     EXHIBIT B



                           FORM OF CLOSING CERTIFICATE

                Pursuant to Section 4.1(d) of the Senior Unsecured Note Agreement, dated as of April __, 1995 (the "Agreement"; terms defined therein being used herein as therein defined unless otherwise defined herein) among BCP/ESSEX HOLDINGS INC., ESSEX GROUP, INC., the lenders parties thereto (the "Lenders") and CHEMICAL BANK, as administrative agent for the Lenders, the undersigned [Vice] President of [Name of Loan Party] (the "Certifying Loan Party") hereby certifies as follows:

                1. The representations and warranties of the Certifying Loan Party contained in each Term Loan Document to which it is a party or in any certificate, document or financial or other statement furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any Term Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

                2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any extensions of credit to be made on the date hereof;

                3.    ____________________   is  and   at  all   times   since
          ______________ 19__, has been the duly elected and qualified [Assistant] Secretary of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

    and the undersigned [Assistant] Secretary of the Certifying Loan Party hereby certifies as follows:

                4. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred affecting or, to my knowledge, threatening the corporate existence of the Certifying Loan Party;

                5.    The  Certifying  Loan  Party   is  a  corporation   duly
          incorporated, validly existing and in good standing under the laws of the State of _______________;

                6. Attached hereto as Exhibit A is a complete and correct copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying
          Loan Party now in force relating to or affecting the matters referred to therein;

                7.    Attached hereto as  Exhibit B is a complete  and correct
          copy of the by-laws of the Certifying Loan Party as in effect at all


                                                                             2

          times since _________________, 19__ to and including the date hereof; and attached hereto as Exhibit C is a true and complete copy of the certificate of incorporation of the Certifying Loan Party as in effect at all times since ___________________, 19__ to and including the date hereof;

                8. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and such officers have held such offices with the Certifying Loan Party at all times since ________________, 19__ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any Term Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to any Term Loan Document:

          NAME                   OFFICE                SIGNATURE

    ______________________  [Vice] President        ______________________


    ______________________  [Assistant] Secretary   ______________________


                IN WITNESS WHEREOF, the undersigned have hereto set our names.



    ______________________________            ________________________________


    Title:  [Vice] President                  Title:  [Assistant] Secretary

    Date:  April __, 1995


                                                                   EXHIBIT C-1


                       [CRAVATH, SWAINE & MOORE LETTERHEAD]

                                                                April 12, 1995

                         SENIOR UNSECURED NOTE AGREEMENT

    Dear Sirs:

                We have acted as counsel to BCP/Essex Holdings Inc., a Delaware corporation ("Holdings"), in connection with the preparation, execution and delivery of (a) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex Group, Inc., a Michigan corporation ("Essex"), the lenders parties thereto (the "Lenders") and Chemical Bank, as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and (b) the Term Notes referred to in the Note Agreement (collectively, the "Term Notes" and, together with the Note Agreement, the "Term Loan Documents"). Unless otherwise defined herein, terms defined in the Note Agreement are used herein as therein defined. This opinion is furnished to you pursuant to
    Section 4.1(f)(i) of the Note Agreement.

                In connection with this opinion, we have examined (a) executed copies of the Note Agreement and the Term Notes and (b) copies of such corporate documents and records of the Loan Parties and certificates of public officials and officers of the Loan Parties and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the due authorization, execution and delivery of the Note Agreement and the Term Notes by the parties thereto (other than the Term Loan Documents as executed by Holdings), the authenticity of all documents submitted to us as originals and the conformity to authentic, original documents of all documents submitted to us as certified, conformed or photostatic copies.

                Based upon and subject to the foregoing and to the further qualifications set forth below, we are of opinion as follows:

                1. Holdings is validly existing and in good standing under the General Corporation Law of the State of Delaware (the "GCL"). Holdings has the corporate power and authority under the GCL to own and operate its property and to conduct the business in which it is currently engaged.

                2.  Holdings has  the corporate  power and  authority, and the legal right under the GCL,  to make, deliver and perform each of  the Term
    Loan Documents to which  it is a party.  Holdings  has taken all necessary corporate action to  authorize the execution, delivery and  performance of
    the  Term  Loan  Documents  to  which  it  is  a party.    No  consent  or
    authorization  of, filing  with or  other act  by or  in  respect of,  any
    Federal,  New York  or  Delaware  Governmental  Authority  is required  in connection with the execution, delivery or performance by each of the Loan
    Parties,  or the  validity  or enforceability,  of  any of  the Term  Loan
    Documents  as to which such Loan Party is a party.   Each of the Term Loan
    Documents constitutes a  legal, valid and binding obligation of  each Loan
    Party  party  thereto,  enforceable  against  each  such  Loan   Party  in
    accordance with its  respective terms.  The  opinions set forth  above are qualified to the following extent:  (a) insofar as provisions contained in


                                                                             2

    the Term Loan Documents provide for indemnification, the enforcement thereof may be limited by public policy considerations and (b) we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lender may be located or wherein enforcement of the Term Loan Documents may be sought which limits the rates of interest legally chargeable or collectible. Furthermore, it should be noted that the remedy of specific performance is discretionary and normally will not be ordered in respect of monetary obligations or if monetary damages are reasonably ascertainable. No opinion is expressed herein with respect to (i) Section 10.12(a) of the Note Agreement insofar as such Section relates to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Note Agreement and the Term Notes, (ii) the waiver of inconvenient forum set forth in Section 10.12(b) of the Note Agreement with respect to proceedings in the United States District Court for the Southern District of New York and (iii) whether a Federal or state court outside of the State of New York would give effect to the choice of New York law provided for in the Note Agreement and the Term Notes. We express no opinion as to (i) Section 10.7(b) of the Note Agreement to the extent that it provides for a right of set-off in respect of participating interests purchased pursuant to Section 10.7(a) of the Note Agreement or
    (ii) any provision in any Term Loan Document insofar as it provides a right of set-off in respect of claims, credits or other obligations that are contingent or a right of set-off in respect of Obligations against deposits, indebtedness or other obligations of any entity other than the entity to which such Obligations are payable.

                3. The execution, delivery and performance of the Term Loan Documents by the Loan Parties and the borrowings under the Note Agreement and the use of the proceeds thereof will not (a) violate any Requirement of Law (including Regulation U, T, G or X of the Board of Governors of the Federal Reserve System) under the laws of the United States, the laws of the State of New York or the GCL, (b) violate the certificate of incorporation or by-laws of Holdings, (c) violate any Contractual Obligation of any Loan Party under any agreement listed on Schedule I hereto or (d) result in or require the creation or imposition of any Lien on any of the properties or revenues pursuant to any agreement listed on
    Schedule I hereto.

                4. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 (the "1940 Act") (other than an "investment company" exempt from the provisions of the 1940 Act).

                The  foregoing   opinions  are   subject  to   the   following
    qualifications:

                (a) With respect to the opinions expressed above relating to the legal, valid and binding nature of agreements or obligations of any Loan Party and to the enforceability of such agreements or obligations, such opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally from time to time in effect. In addition, the enforceability of any party's obligations is also subject to general principles of equity, regardless of whether such enforceability of any party's obligations is considered in a proceeding in equity or at law.


                                                                             3

                (b) We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Loan Parties under the Term Loan Documents and we express no opinion thereon.

                (c) Our opinion in paragraph 2 as to certain consents, authorizations, filings or any other acts and our opinion in paragraph 3 as to compliance with certain Requirements of Law are based upon (i) those consents, authorizations, filings and other acts and (ii) a review of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Term Loan Documents.

                (d) In connection with this opinion, including our opinion contained in paragraph 3 as to there being no violation of certain Contractual Obligations, we are not expressing any opinion as to whether Holdings or Essex has, as a factual matter, complied with or satisfied any applicable financial tests or ratios and have relied, without any independent verification, on the certificates of David A. Owen, the Chief Financial Officer of Essex, as to such matters.

                We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the Delaware General Corporation Law.

                This opinion is rendered only to the Administrative Agent and the Lenders and their permitted transferees and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Administrative Agent or the Lenders or their permitted transferees for any other purpose or relied upon by any other person, firm or corporation for any purpose without our prior written consent.


                                        Very truly yours,





    The Lenders Parties to the
          Note Agreement
          referred to above

    Chemical Bank, as Administrative Agent
          270 Park Avenue
                New York, NY 10017

    39NS

    O


                                                                    SCHEDULE I



          Indenture dated as of May 1, 1989, between MS/Essex Holdings Inc. and United States Trust Company of New York, as trustees.

          Indenture dated as of May 7, 1993, between Essex Group, Inc., and NBD Bank, National Association, as trustee.


                              OFFICER'S CERTIFICATE
                     16% SENIOR DISCOUNT DEBENTURES DUE 2004

                The undersigned is the Chief Financial Officer of Essex Group, Inc., a Michigan corporation and a wholly owned subsidiary of BCP/Essex Holdings Inc. ("Essex"). The undersigned is familiar with the terms and provisions of each of (i) the Indenture dated as of May 1, 1989 (the "Indenture"), between MS/Essex Holdings and United States Trust Company of New York in respect of the 16% Senior Discount Debentures Due 2004 of MS/Essex Holdings, (ii) the Credit Agreement dated as of April 12, 1995 (the "Credit Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as agent, (iii) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as administrative agent, and
    (iv) the Agreement and Lease dated as of April 12, 1995 (the "Lease"), between Mellon Financial Services Corporation # 3 and Essex. In connection with the foregoing, the undersigned hereby certifies that:

                1. To the best of my knowledge, no violation of the terms and provisions of or obligations under the Indenture has or will occur as a result of the execution of the Credit Agreement, the Note Agreement or the Lease and no violation of such terms and provisions or obligations has or will result from the consummation of the transactions contemplated thereby.

                2. Specifically, and in connection with Section 4.07 of the Indenture, the Essex Consolidated Cash Flow Ratio (as defined in the Indenture), after giving effect to the incurrence of all Debt to be incurred under the Credit Agreement, the Note Agreement and the Lease and the receipt and application of the proceeds thereof, would be greater than
    1.75 to 1 (the calculation of which is set forth on Exhibit A hereto).

                3. The calculation attached hereto is true and correct and has been made on good faith assumptions and has been calculated in accordance with the terms and provisions of the Indenture.

                                        _____________________________________
                                        David A. Owen

    Dated:  April 12, 1995


                                                                     EXHIBIT A

    ESSEX GROUP, INC.
    CONSOLIDATED CASH FLOW

    Calculated on a ProForma basis as of 12/31/94. Assumes interest expense of $40 million for the year.

    [CAPTION]

                                                            Essex                  BCP/SX
                                                         Group, Inc.           Holdings, Inc.
                                                         -----------           --------------

           Net Income                                         24,725                 27,641

     +     Interest Expense                                   40,000                 40,000
     +     Provision for Taxes                                22,700                  9,501

     +     Depreciation                                       26,883                 26,883

     +     Other Amortizations:
             Goodwill                             4,064                4,064

             Fixed Asset (G)L                     1,279                1,279
             Other                                2,858                1,763
                                                  -----                -----

                                                  8,201        8,201   7,106          7,106
                                                               -----                  -----

           EBITDA                                            122,509                111,131
     +/-   Other Non-Cash Items:

           Pension Expense                                     2,558                  2,558
           Provision for Bad Debt                              1,288                  1,288

           Workers' Comp/Pub. Liability Exp.                   3,238                  3,238

           Other Special Accruals:
             Division                               868                  868

             Corporate                            3,170                3,170
                                                  -----                -----
                                                  4,038        4,038   4,038          4,038
                                                               -----                  -----

           Consolidated Cash Flow                            133,631                122,253


           Pro Forma Interest Expense                         40,000                 40,000

           Yields Coverage Ratio of:                            3.34                   3.06

    /TABLE

                              OFFICER'S CERTIFICATE
                            10% SENIOR NOTES DUE 2003

                The undersigned is the Chief Financial Officer of Essex Group, Inc., a Michigan corporation and a wholly owned subsidiary of BCP/Essex Holdings Inc. ("Essex"). The undersigned is familiar with the terms and provisions of each of (i) the Indenture dated as of May 7, 1993 (the "Indenture"), between Essex Group, Inc. and NBD Bank, National Association, in respect of the 10% Senior Notes Due 2003, (ii) the Credit Agreement dated as of April 12, 1995 (the "Credit Agreement"), among BCP/Essex Holdings, Inc. ("Holdings"), Essex, the lenders named therein and Chemical Bank, as agent, (iii) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as administrative agent, and
    (iv) the Agreement and Lease dated as of April 12, 1995 (the "Lease"), between Mellon Financial Services Corporation # 3 and Essex. In connection with the foregoing, the undersigned hereby certifies that:

                1. To the best of my knowledge, no violation of the terms and provisions of or obligations under the Indenture has or will occur as a result of the execution of the Credit Agreement, the Note Agreement or the Lease and no violation of such terms and provisions or obligations has or will result from the consummation of the transactions contemplated thereby.

                2. Specifically, and in connection with Section 4.04(a) of the Indenture, the Consolidated EBITDA Coverage Ratio (as defined in the Indenture), after giving effect to the incurrence of all Debt to be incurred under the Credit Agreement, the Note Agreement and the Lease and the receipt and application of the proceeds thereof, would be greater than
    2.0 to 1 (the calculation of which is set forth on Exhibit A hereto).

                3. Specifically, and in connection with Section 4.04(b)(iv) of the Indenture, the obligations of Essex, under the Lease are "Capital Lease Obligations" under and as defined in the Indenture and do not exceed in the aggregate, together with any other "Capital Lease Obligations" and guarantees of joint venture obligations thereof, $25,000,000.

                4. The calculation attached hereto is true and correct and has been made on good faith assumptions and has been calculated in accordance with the terms and provisions of the Indenture.


                                              _______________________________
                                              David A. Owen

    Dated:  April 12, 1995


                                                                     EXHIBIT A

    ESSEX GROUP, INC.
    CONSOLIDATED EBITDA COVERAGE RATIO

    As defined in  the Sr. Note re Section 4.04(a).   Calculated on a ProForma
    basis as of 12/31/94. Assumes interest expense of $40 million for the year.

    [CAPTION]

                                                                 Actual                ProForma
                                                                 Essex                   Essex
                                                              Group, Inc.             Group, Inc.
                                                              -----------             -----------

           Net Income                                              30,171                14,725

     +     Amortization of Goodwill                                 4,064                 4,064
     +     Purchase Accounting                                     10,919                10,919
                                                                   ------                ------

           Consolidated Net Income                                 45,154                29,708


     +     Interest Expense                                        21,924                40,000

     +     Provision for Taxes                                     22,700                22,700
     +     Depreciation (Excluding Purchase Acctg)                 16,208                16,208

     +     Amortization                                             2,858                 2,858

     +/-   Other Non-Cash Items:
           Pension Accruals                                         2,558                 2,558

           Inventory Valuation                                      2,500                 2,500
           Elim. of Extraordinary Gains/Losses:

               Bennettsville Project                  1,377                  1,377

               Other Comm. Restructuring                889                    889
               WCD Serv. Center Reserve                 278                    278

             Lafayette Reserve Adj.                  (1,160)                (1,160)
                                                      -----                  -----
                                                      1,384         1,384    1,384        1,384
                                                                    -----                 -----

           Defined EBITDA                                         115,286               117,916


           Pro Forma Interest Expense                              40,000                40,000

           Consolidated EBITDA Coverage Ratio:                       2.88                  2.95

    /TABLE

                                                                   EXHIBIT C-2


                          [ESSEX GROUP, INC. LETTERHEAD]

                                                                April 12, 1995

    Dear Sirs:

                I have acted as counsel to Essex Group, Inc., a Michigan corporation ("Essex") and BCP/Essex Holdings Inc., a Delaware corporation ("Holdings") in connection with the preparation, execution and delivery of
    (i) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex, the lenders parties thereto (the "Lenders") and Chemical Bank, as Administrative Agent (in such capacity, the "Administrative Agent") and (ii) the Term Notes (collectively, the "Term Notes", and together with the Note Agreement, the "Term Loan Documents").

                This opinion is furnished to you pursuant to Section 4.1(f) of the Note Agreement. Unless otherwise defined herein, terms defined in the Note Agreement are used herein as therein defined.

                In connection with this opinion, I have examined (a) executed copies of the Note Agreement and the Term Notes and (b) copies of such corporate documents and records of the Essex Entities (as defined below) and certificates of public officials and officers of the Essex Entities and such other documents as I have deemed necessary or appropriate for the purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the due authorization, execution and delivery of the Note Agreement and the Term Notes by the parties thereto (other than the Essex Entities), the authenticity of all documents submitted to me as originals and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies. As to any facts material to this opinion set forth below which I did not independently establish or verify, I have relied upon representations of officers or representatives of the Essex Entities.

                Based upon the foregoing, I am of the opinion that:

                1. Each of Essex and Holdings (Essex and Holdings constituting, collectively, the "Essex Entities") (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Effective Date and (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and/or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                2.   Each of  the Essex  Entities had, at the  time they  were
    executed, the corporate power and authority, and the legal right, to make, deliver  and perform  each of  the Term  Loan Documents  to which it  is a
    party.   Each of  the Essex  Entities has  taken  all necessary  corporate action to authorize the borrowings on the terms and conditions of the Note
    Agreement and to authorize the execution, delivery and performance of  the
    Term Loan Documents to which it is  a party.  No consent or  authorization of,  filing  with  or other  act  by or  in  respect  of any  Governmental


                                                                             2

    Authority or, to the best of my knowledge, any other Person is required in connection with the execution, delivery or performance by each of the Essex Entities, or the validity or enforceability, of any of the Term Loan Documents to which such entity is a party. Each of the Term Loan Documents to which any of the Essex Entities is a party has been duly executed and delivered by such entity.

                3. The execution, delivery and performance of the Term Loan Documents by each of the Essex Entities and the borrowings under the Note Agreement and the use of the proceeds thereof will not (a) violate any Requirement of Law (excluding Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and excluding any Requirement of Law other than under the laws of the United States, the State of Indiana or the State of Michigan or the General Corporation Law of the State of Delaware (the "GCL")), (b) to the best of my knowledge after due inquiry, violate any order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality presently in effect which affects or binds any of the Essex Entities or any of their respective properties, (c) violate any Contractual Obligation of any of the Essex Entities under any agreement listed on Schedule I hereto or, to the best of my knowledge, any other Contractual Obligation of any of the Essex Entities or (d) to my knowledge, result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation of any of the Essex Entities.

                4. To the best of my knowledge after due inquiry, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any of the Essex Entities or against any of their respective properties or revenues
    (a) with respect to any Term Loan Document or the Term Loans or the use of the proceeds thereof or (b) which has a reasonable possibility of an adverse determination and, if adversely determined, (i) would affect the legality, validity or enforceability or any Loan Document or (ii) would have a Material Adverse Effect.

                My opinion in paragraph 3 as to compliance with certain Requirements of Law is based upon a review of those laws, statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Term Loan Documents.

                In connection with this opinion, including my opinion contained in paragraph 3 as to there being no violation of certain Contractual Obligations, I am not expressing any opinion as to whether Essex has as a factual matter satisfied or complied with any applicable financial tests or ratios and have relied, without any independent verifications, on the certificates of David A. Owen, the Chief Financial Officer of Essex, as to such matters.

                I am admitted to practice in the State of Indiana. I express no opinion as to matters governed by any laws other than the laws of the State of Indiana, the laws of the State of Michigan, the Federal laws of the United States of America and the Delaware General Corporation Law. I have assumed that, insofar as the substantive laws of the State of Michigan and the GCL may be applicable to any matters opined on herein, such laws are identical to the substantive laws of the State of Indiana.

                This opinion is rendered  only to the Administrative Agent and the  Lenders and  their  permitted  transferees and  is solely  for  their


                                                                             3

    benefit in connection with the above transactions. This opinion may not be relied upon by the Administrative Agent or the Lenders or their permitted transferees for any other purpose or relied upon by any other person, firm or corporation for any purpose without my prior written consent.


                                        Very truly yours,



                                        Debra F. Minott
                                        Senior Vice President &
                                          General Counsel


    The Lenders Parties to the
      Note Agreement
      referred to above

    Chemical Bank, as Administrative Agent
       270 Park Avenue
          New York, NY 10017


                                                                    SCHEDULE I



          Indenture dated as of May 1, 1989, between MS/Essex Holdings Inc. and United States Trust Company of New York, as Trustee.

          Indenture dated as of May 7, 1993, between Essex Group, Inc., and NBD Bank, National Association, as Trustee.


                                                                     EXHIBIT D



                        FORM OF ASSIGNMENT AND ACCEPTANCE


                Reference is made to the Senior Unsecured Note Agreement, dated as of April __, 1995, as amended, supplemented or otherwise modified from time to time (the "Agreement"), among Essex Group, Inc., BCP/Essex Holdings Inc., the Lenders named therein and Chemical Bank, as Administrative Agent. Terms defined in the Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof, the "Effective Date").

                1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Agreement respecting those credit facilities contained in the Agreement as are set forth on Schedule 1 (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights under Section 2.14 of the Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Section 10.5 of the Agreement.

                2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Term Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, any other Term Loan Document or any other instrument or document furnished pursuant thereto; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other Loan Party or the performance or observance by the Company, any of its Subsidiaries or any other Loan Party of any of their respective obligations under the Agreement or any other Term Loan Document or any other instrument or document furnished pursuant thereto;

                3.    The  Assignee (i)  represents  and warrants  that  it is
    legally authorized  to enter  into this  Assignment  and Acceptance;  (ii)
    confirms  that it  has received  a copy  of the  Agreement, together  with copies  of the  financial  statements delivered  pursuant to  Section  3.1 thereof  and  other  such  documents and  information  as  it  has  deemed appropriate to  make its  own credit analysis  and decision  to enter into this Assignment and Acceptance;  (iii) agrees that it  will, independently and  without reliance upon  the Assignor, the Administrative  Agent or any other Person  which has become  a Lender  and based on  such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions  in taking or not  taking action under the  Agreement


                                                                             2

    and each other Term Loan Document; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement or any other Term Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Agreement and will perform in accordance with its terms all the obligations which by the terms of the Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to
    Section 2.14(b) of the Agreement to deliver on or prior to the date of this Assignment and Acceptance and thereafter as specified in said Section 2.14, the forms prescribed by the Internal Revenue Service of the United States certifying the Assignee's complete exemption from United States federal withholding taxes with respect to all payments to be made to the Assignee under the Agreement, or, where, because of a Tax Law Change, the Assignee is no longer entitled to a complete exemption from the United States federal withholding tax on such payments to it, but is entitled to a reduced rate of taxation with respect to such payments, the Assignee shall deliver such other documents as are necessary to indicate that all such payments are subject to such reduced rate of taxation.

                4.    Following   the   execution   of  this   Assignment  and
    Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to
    Section 10.6(d) of the Agreement, effective as of the Effective Date (which shall not be earlier than five Business Days after the date of acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance).

                5. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                6. From and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Term Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

                7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.


                IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule 1 hereto.


     Schedule 1 to Assignment and Acceptance Respecting Senior Unsecured Note Agreement, dated as of April __, 1995, among Essex Group, Inc., BCP/Essex
                           Holdings Inc., the Lenders
             named therein and Chemical Bank as Administrative Agent



    Name of Assignor:

    Name of Assignee:

    Effective Date of Assignment:


          Principal
          Amount Assigned
          ---------------



                                              [ASSIGNEE]


                                              By____________________
                                                Name:
                                                Title:


                                              [ASSIGNOR]


                                              By____________________
                                                Name:
                                                Title:

                                              Consented To:

                                              ESSEX GROUP, INC.


                                              By____________________
                                                Name:
                                                Title:

                                              CHEMICAL BANK, as
                                              Administrative Agent


                                              By____________________
                                                Name:
                                                Title:


                                                                             2

    Accepted for Recordation in the Register:


    CHEMICAL BANK, as Administrative Agent



    By____________________
     Name:
     Title:


                                                                 EXHIBIT E



                         [FORM OF CONFIDENTIALITY LETTER]

                                [BANK LETTERHEAD]

                                                                        [Date]

    Essex Group, Inc.
    1601 Wall Street
    Fort Wayne, IN  46801

    Chemical Bank,
      as Administrative Agent
    270 Park Avenue
    New York, New York  10017

    [Name and address of Lender
      selling a participation or making
      an assignment under the Agreement
      referred to below]

    Dear Sirs:

                We understand that Chemical Bank ("Chemical") is acting as Administrative Agent under the Senior Unsecured Note Agreement dated as of April __, 1995 (the "Agreement"; terms used herein and not otherwise defined herein are used as defined therein) among BCP/Essex Holdings Inc., Essex Group, Inc. (the "Company"), the lenders named therein (the "Lenders") and Chemical, as Administrative Agent. In connection with our evaluation of a proposed purchase of a participation in or acceptance of an assignment of, a portion of the Term Loans, Chemical and/or a Lender have furnished, and will furnish, us with a copy of the Agreement and Confidential Information. We understand that prior to receiving a copy of the Agreement and Confidential Information, we are required under Section 10.6(g) of the Agreement to execute and deliver this letter.

                We agree to keep confidential (and to cause our officers, directors, employees, agents, attorneys, accountants and professional advisors to keep confidential) to the extent provided in Section 10.15 of the Agreement all Confidential Information. In the event we do not participate or accept an assignment under the Agreement, at Chemical's, such Lender's or the Company's request, we agree to return (and to cause such other person to return) to Chemical, such Lender or the Company, as the case may be, all written Confidential Information and all copies thereof, extracts therefrom and analyses and other materials based thereon, except that we shall be permitted to disclose details of the Confidential Information (i) to the extent contemplated in Section 10.15 and (ii) to the extent Chemical and the Company shall have consented to such disclosure in writing.

                We further agree that we will use the Confidential Information only in connection with our evaluation of becoming a possible participant or assignee under the Agreement.

                The undertakings contained herein are for the benefit of each of you.


                                                                             2

                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        [Name of Institution]

                                        By:  _______________________
                                              Name:
                                              Title:


                                                                     EXHIBIT F



                          FORM OF COMPLIANCE CERTIFICATE

                                         [For the Fiscal Quarter ending _____]
                                            [For the Fiscal Year ending _____]


                Pursuant to Section 5.2(b) of the Senior Unsecured Note Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), among Essex Group, Inc., a Michigan corporation (the "Company"), BCP/Essex Holdings Inc. ("Holdings"), the financial institutions from time to time parties thereto (the "Lenders"), and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"), the undersigned, duly elected, qualified and acting Responsible Officers of the Company and Holdings, respectively, hereby certify that:

                I. To the best of such Responsible Officer's knowledge, the Company and each other Loan Party has, during the period or periods referred to above, observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Term Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: ____________________.

                [II. The financial statements referred to in Section 5.1(a) of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).]

                [The financial statements referred to in Section 5.1(b) of the Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and fairly present the financial condition and results of operations of Holdings or the Company, as the case may be (subject to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).]

                (c) The covenants as listed and calculated below are based on the Company's [unaudited] [audited] balance sheets and statements of operations, shareholders' equity and cash flows for the fiscal [quarter] [year] ended ________ __, 199_, a copy of which is attached hereto.

          1.    Consolidated Net Worth (Section 6.1(a))

                without duplication:

                (i)   50% of Consolidated                       $ __________
                      Net Income of Holdings and its consolidated
                      Subsidiaries for each fiscal quarter
                      of Holdings (beginning with the fiscal
                      quarter ending Mar. 31, 1995) for which
                      Consolidated Net Income is positive

                (ii)  100% of Net Cash Proceeds of Holdings     $__________
                      Common Equity Offering consummated
                      after the Effective Date

                (iii) 100% of any capital contribution made     $ __________
                      to Holdings or the Company after the
                      Effective Date by any holder of its Capital
                      Stock

                 (iv) Sum of (i), (ii) and (iii) and            $ __________
                      $80,000,000

                 (v)  Consolidated Net Worth of Holdings and    $ __________
                      its consolidated subsidiaries (must be equal to or greater than (iv) above)

                (vi)  Clauses (ii) and (iii) shall be reduced   $ __________
                      to the extent (a) such proceeds or
                      contributions are applied to repurchase
                      of equity in accordance with the Agreement and (b) Consolidated Net Worth would be reduced as a result of repurchase

          2.    Interest Coverage (Section 6.1(b))

                The ratio of

                (i)   Consolidated EBITDA of Holdings           $ __________
                      and its consolidated Subsidiaries
                      for the relevant Interest Coverage
                      Test Period

                to

                (ii)  Consolidated Net Cash Interest Expense    $ __________
                      of Holdings and its consolidated
                      Subsidiaries for such Interest Coverage
                      Test Period

                Ratio:  (must be greater than 2.0 to 1.0)        ____________

          3.    Limitation on Secured Debt (Section 6.2)

                List types*/ and amounts of Secured Debt
                outstanding as of the last day of the fiscal
                period covered by this Certificate:
                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

          4.    Limitation on Company Debt (Section 6.4)

                List types*/ and amounts of Company Debt outstanding as of the last day of the fiscal period covered by this Certificate:

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

          5.    Limitation on Debt and Preferred Stock of Subsidiaries
                (Section 6.5)

                List types*/ and amounts of Debt and Preferred
                Stock of Subsidiaries outstanding as of the last day of the fiscal period covered by this
                Certificate:

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

    _______________
    */ Must include reference to specific provisions of Agreement pursuant to which each item was Issued.

          6.    Limitation on Restricted Payments (Section 6.6)

                (i)   List each of the following amounts for
                      the relevant fiscal [quarter] [year]:

                     (A)    50% of Consolidated Adjusted Net    $ __________
                            Income (or, in case such
                            Consolidated Adjusted Net Income
                            shall be a deficit, minus 100% of
                            such deficit)

                     (B)    the aggregate Adjusted Net Cash     $ __________
                            Proceeds received by the Company
                            Company from the Issue or sale of
                            its Capital Stock (other than
                            Redeemable Stock) (other than
                            pursuant to clause (C) below)

                     (C)    the aggregate Adjusted Net Cash     $ __________
                            Proceeds received by the Company
                            from the Issue or sale of its
                            Capital Stock (other than
                            Redeemable Stock) to an employee
                            stock ownership plan, but (if such
                            employee stock ownership plan
                            Issues any Debt) only to the extent
                            that any such proceeds are equal to
                            any increase in the Consolidated
                            Adjusted Net Worth of the Company
                            resulting from principal repayments
                            made by such employee stock ownership
                            plan with respect to Debt Issued by it
                            to finance the purchase of such Capital Stock

                     (D)    the amount by which Debt of the     $ __________
                            Company is reduced on the Company's
                            balance sheet upon the conversion or
                            exchange (other than by a Subsidiary)
                            of any Debt of the Company convertible
                            or exchangeable for Capital Stock (other than Redeemable Stock) of the Company
                            (less the amount of any cash, or other
                            property, distributed by the Company
                            upon such conversion or exchange)

                     (E) the aggregate cash received by the $ __________ Company as capital contributions to the Company

                     (F) to the extent an Investment made by $ __________ the Company or a Subsidiary after the Effective Date was included in the amount of a Restricted Payment, the aggregate cash received by the Company in connection with the disposition or repayment of or return on such Investment made after the Effective Date, which amount shall not exceed the amount of such

                            Restricted Payment

                (ii)  List types**/ and amounts of
                      Restricted Payments made during fiscal
                      [quarter] [year]:

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________

                      _______________________________________   $ __________


                IN WITNESS WHEREOF, we have hereto set our names.


    Dated:

                                              ___________________________
                                              Title: [Responsible Officer
                                                        of the Company]



                                              ___________________________
                                              Title: [Responsible Officer
                                                       of the Holdings]




















    _______________
    **/ Must include reference to specific provisions of Agreement pursuant to which each item was made.